UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Hutchinson Technology Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HUTCHINSON TECHNOLOGY INCORPORATED

40 West Highland Park Drive NE
Hutchinson, Minnesota 55350
(320) 587-3797

December 17, 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders to be held at the principal executive offices of Hutchinson Technology Incorporated, 40 West Highland Park Drive NE, Hutchinson, Minnesota, commencing at 10:00 a.m., central time, on Wednesday, January 30, 2008. The Secretary’s notice of annual meeting and the proxy statement that follow describe the matters to come before the meeting.

This year for the first time we are taking advantage of a new Securities and Exchange Commission rule allowing companies to furnish proxy materials to shareholders over the Internet. If you are a shareholder who holds shares of our common stock in an account at a brokerage firm, bank or similar organization, you will receive a Notice Regarding the Availability of Proxy Materials by mail from the organization holding your account. The Notice contains instructions on how you can access our proxy materials and vote your shares over the Internet. It also will tell you how to request a paper or e-mail copy of our proxy materials.

If you are a shareholder whose shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you will continue to receive a copy of the proxy statement and our annual report by mail as in previous years.

We hope that you will be able to attend the meeting in person and we look forward to seeing you. Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares over the Internet, by telephone or, if you receive a paper copy of the proxy card, by mail. If you choose to vote by mail, please mark, date and sign the proxy card you receive and forward it in the envelope provided. Instructions regarding all three methods of voting are contained on the following page and on the proxy card.

Sincerely,

Wayne M. Fortun
Chief Executive Officer

VOTING METHOD

If your shares are registered directly in your name: If you are a shareholder of record, you may vote your shares through the Internet, by telephone or by mail as described below. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1. BY INTERNET

a.	Go to the website at http://www.eproxy.com/htch/, 24 hours a day, seven days a week, until 12 p.m. (noon) (CT) on January 29, 2008.

b.	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number to obtain your records and create an electronic ballot.

c.	Follow the simple instructions provided.

2. BY TELEPHONE

a.	On a touch-tone telephone, call toll-free 1-800-560-1965, 24 hours a day, seven days a week, until 12 p.m. (noon) (CT) on January 29, 2008.

b.	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number.

c.	Follow the simple instructions provided.

3. BY MAIL (if you vote by Internet or telephone, please do not mail your proxy card)

a.	Mark, sign and date your enclosed proxy card.

b.	Return it in the enclosed postage-paid envelope or return it to Hutchinson Technology Incorporated, c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, Minnesota 55164-0873.

If your shares are held in a brokerage, bank or similar account: You will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares. You will receive a Notice Regarding the Availability of Proxy Materials that will tell you how to access our proxy materials on the Internet and vote your shares over the Internet. It will also tell you how to request a paper or e-mail copy of our proxy materials.

Your vote is important. Thank you for voting.

HUTCHINSON TECHNOLOGY INCORPORATED

Notice of Annual Meeting of Shareholders
to be held on January 30, 2008

The annual meeting of shareholders of Hutchinson Technology Incorporated will be held at the principal executive offices of Hutchinson Technology Incorporated, 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350, commencing at 10:00 a.m., central time, on Wednesday, January 30, 2008 for the following purposes:

1.	To elect a board of directors of eight directors, to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified.

2.	To approve an amendment and restatement of our 1996 Incentive Plan.

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2008.

4.	To transact other business that may properly be brought before the meeting.

Our board of directors has fixed December 3, 2007 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, we urge you to vote your shares through the Internet or by telephone in accordance with the voting instructions provided to you. If you received a paper copy of the proxy card by mail, you may also mark, date and sign the paper proxy card you receive to vote your shares and return it in the envelope provided.

By Order of the Board of Directors,

Peggy Steif Abram
Secretary

Hutchinson, Minnesota
December 17, 2007

PROXY STATEMENT

GENERAL INFORMATION

Our board of directors is soliciting proxies from our shareholders to vote their shares of our common stock at the annual meeting of shareholders to be held on Wednesday, January 30, 2008 at our principal executive offices located at 40 West Highland Park Drive NE, Hutchinson, Minnesota, at 10:00 a.m., central time, and at any adjournments thereof. Our telephone number is (320) 587-3797.

Availability of Proxy Materials

As permitted by rules recently adopted by the Securities and Exchange Commission (“SEC”), we are making our proxy materials, which include our notice of annual meeting, proxy statement and annual report, available to our shareholders over the Internet. Any shareholder who holds shares of our common stock in an account at a brokerage firm, bank or similar organization will receive a Notice Regarding the Availability of Proxy Materials by mail from the organization holding the shareholder’s account. The Notice contains instructions on how these shareholders can access our proxy materials and vote their shares over the Internet. These shareholders will not receive proxy materials by mail unless they specifically request that printed copies of the proxy materials be sent to them. The Notice tells these shareholders how to make such a request.

Any shareholder whose shares are registered directly in the shareholder’s name with our transfer agent, Wells Fargo Bank, N.A., will receive a printed copy of the proxy materials by mail as in previous years.

On or about December 17, 2007, we began mailing to the registered holders of our common stock at the close of business on December 3, 2007 our proxy materials, including the form of proxy solicited by our board of directors. On or about the same date, the Notice Regarding the Availability of Proxy Materials was mailed to each shareholder who holds shares of our common stock in an account at a brokerage firm, bank or similar organization.

Record Date and Quorum

Only shareholders of record at the close of business on December 3, 2007 will be entitled to vote at the annual meeting or adjournment. At the close of business on the record date, we had 26,358,125 shares of our common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

Voting of Proxies

Proxies that are voted through the Internet or by telephone in accordance with the voting instructions provided, and proxy cards that are properly signed, dated and returned to us, will be voted in the manner specified. A proxy card that is signed and returned without voting instructions will be voted FOR the eight director nominees, FOR the amendment and restatement of our 1996 Incentive Plan and FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2008. A shareholder submitting a proxy may revoke it at any time before it is exercised by sending a written revocation to one of our officers, by delivering a signed proxy card bearing a later date, by submitting a subsequent proxy through the Internet or by telephone or by voting in person at the annual meeting. A shareholder’s most current proxy card or Internet or telephone proxy will be the one that is voted.

Effect of Abstentions and “Broker Non-Votes”

If shareholders indicate on their proxies that they wish to abstain from voting, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the annual meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals and these shareholders are in effect casting a negative vote. A shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on a certain proposal will not be considered present and entitled to vote on that proposal.

If a shareholder does not give instructions to its broker as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” proposals, such as the election of directors and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as approving the amendment and restatement of our 1996 Incentive Plan. These rules apply to us even though the shares of our common stock are traded on the NASDAQ Global Select Market. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of “routine” proposals. If a broker does not receive voting instructions as to a non-routine proposal, or chooses to leave shares unvoted on a routine proposal, a “broker non-vote” occurs and those shares will be counted for the purpose of establishing a quorum, but not for determining the outcome of those proposals. Shares that are subject to broker non-votes are considered not entitled to vote on the particular proposal, and effectively reduce the number of shares needed to approve that proposal.

Required Vote

Shareholders are entitled to one vote for each share of our common stock held as of the record date. Directors are elected by a plurality of the voting power of the outstanding shares of our common stock present and entitled to vote. The affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of our common stock present and entitled to vote is required for approval of each other proposal presented in this proxy statement. Shareholders do not have the right to cumulate their votes in the election of directors. Negative votes will not affect the outcome of the election of directors.

Because brokers may not vote “unvoted” shares on behalf of their customers for “non-routine” matters such as approving the amendment and restatement of our 1996 Incentive Plan, it is critical that shareholders vote their shares. If you do not vote your shares, you will not have a say in the important issues to be presented at the annual meeting.

Adjournment of Meeting

If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Expenses of Soliciting Proxies

We will pay the cost of soliciting proxies in the accompanying form. Our directors, officers and regular employees may solicit proxies personally or by e-mail, telephone, fax or special letter, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

Shareholder Proposals

We must receive at our principal executive office no later than August 16, 2008 any shareholder proposals that are requested to be included in the proxy statement for our annual meeting of shareholders to be held in January 2009. We must receive any other shareholder proposals intended to be presented at our annual meeting of shareholders to be held in January 2009 at our principal executive office no later than November 1, 2008.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Composition of our Board of Directors

Our bylaws provide that our business will be managed by or under the direction of a board of directors of not less than three nor more than nine directors, which number will be determined by the shareholders at their annual meeting. Each director will be elected at the annual meeting for a term of one year or until a successor is elected and has qualified. Our board of directors has recommended that the number of directors to be elected for the ensuing year be set at eight and has nominated the eight persons named below for election as directors. Proxies solicited by our board of directors will, unless otherwise directed, be voted to elect the eight nominees named below to constitute the entire board of directors.

Directors and Director Nominees

All of the nominees named below are current directors of our company. Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed proxy form may vote for a substitute nominee in their discretion.

The following table sets forth certain information regarding each director nominee:

			Director
Name	Age	Position	Since

Jeffrey W. Green	67	Chairman of the Board of Directors and Director	1965
Wayne M. Fortun	58	President, Chief Executive Officer and Director	1983
W. Thomas Brunberg	67	Director	1975
Archibald Cox, Jr.	67	Director	1996
Russell Huffer	58	Director	1999
William T. Monahan	60	Director	2000
Richard B. Solum	63	Director	1999
Thomas R. VerHage	55	Director	2006

Jeffrey W. Green co-founded our company.  He has been Chairman of our board of directors since January 1983, and served as our Chief Executive Officer from January 1983 to May 1996.

Wayne M. Fortun has been with our company since 1975, was elected President and Chief Operating Officer in 1983 and Chief Executive Officer in May 1996, and is now President and Chief Executive Officer. He is also a director of G&K Services, Inc. and C.H. Robinson Worldwide, Inc.

W. Thomas Brunberg is a certified public accountant and has been Chairman of the Minneapolis accounting firm of Brunberg Blatt & Company, Inc. since March 1991. He was Chief Executive Officer and President of Brunberg Blatt & Company from March 1991 through June 2004.

Archibald Cox, Jr. was Chairman of Neo Material Technologies Inc., a manufacturer of rare earth, zirconium and magnetic materials, from September 2005 to September 2006. He was President and Chief Executive Officer of Magnequench, Inc., a manufacturer of magnetic material, from October 1995 to August 2005, and was Chairman of Magnequench from September 2005 to September 2006. He has been Chairman of Sextant Group, Inc., a financial advisory and private investment firm, since 1993.

Russell Huffer has been Chairman of Apogee Enterprises, Inc., a manufacturer of glass products, services and systems, since June 1999. He has been President, Chief Executive Officer and a director of Apogee since January 1998, and has served in various senior management positions with Apogee or its subsidiaries since 1986.

William T. Monahan was Chairman of the Board, President, Chief Executive Officer and a director of Imation Corp., a developer, manufacturer and marketer of data storage and imaging products and services, from March 1996 to June 2004. He has served as President of Business Forensics, a proprietary consulting firm, since June 2004. He is also a director of Pentair, Inc. and The Mosaic Company.

Richard B. Solum retired as a partner of the law firm of Dorsey & Whitney LLP in January 2005 after joining the firm as a partner in July 1998. He was a judge of the Hennepin County District Court from January 1992 through June 1998. He previously served as a director of our company from 1977 until January 1992.

Thomas R. VerHage has been Vice President and Chief Financial Officer of Donaldson Company, Inc., a worldwide provider of filtration systems and replacement parts, since March 2004. Prior to that time, he was a partner at Deloitte & Touche LLP, an independent registered public accounting firm, from 2002 to 2004, and a partner at Arthur Andersen LLP from 1987 to 2002.

None of the above nominees is related to each other or to any of our executive officers.

Board of Directors Meetings and Attendance

Our board of directors held eight meetings during our fiscal year that ended September 30, 2007. Each director attended 100% of the meetings of our board of directors and committees on which he served during fiscal 2007.

Committees of our Board of Directors

The following table summarizes the composition of each of the committees of our board of directors:

			Governance and	Competitive
	Audit	Compensation	Nominating	Excellence
	Committee	Committee	Committee	Committee

Independent Directors:
W. Thomas Brunberg	Chair	—	—	—
Archibald Cox, Jr.	—	Chair	—	Member
Russell Huffer	Member	—	—	Member
William T. Monahan	—	Member	Member	—
Richard B. Solum	—	Member	Chair	—
Thomas R. VerHage	Member	—	Member	—
Inside Directors:
Jeffrey W. Green,	—	—	—	Chair
Chairman
Wayne M. Fortun,	—	—	—	—
President & CEO

Audit Committee

Our board of directors has determined that all members of our audit committee are “independent,” as that term is used in Section 10A of the Securities Exchange Act of 1934, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. Our audit committee held eight meetings in fiscal 2007. Our audit committee’s function is one of oversight and, in that regard, our audit committee meets with our management and internal auditor, and our independent registered public accounting firm, to review and discuss our financial reporting and our controls respecting accounting and risk of material loss. The responsibilities of our audit committee are set forth in the Audit Committee Charter, which is regularly reviewed in light of SEC and National Association of Securities Dealers regulations and is available on our website at www.htch.com.

Our audit committee received information from management and pre-approved all auditing services and non-audit services provided by our independent registered public accounting firm, and considered, prior to engagement, whether the provision of the non-audit services was compatible with maintaining the independent registered public accounting firm’s independence. Our board of directors has determined that Mr. Brunberg is an “audit committee financial expert” as defined by SEC regulations.

Compensation Committee

Our board of directors has determined that all members of our compensation committee are “independent,” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, “non-employee directors” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, and “outside directors” as that term is used in Section 162(m) of the Internal Revenue Code. Our compensation committee held seven meetings in fiscal 2007. As described more fully in the following paragraphs, our compensation committee is responsible for reviewing and recommending to our board of directors for its approval the design of all elements of the compensation programs for our executive officers, our non-employee directors and the Chairman of our board of directors. Within the context of those programs, the compensation committee recommends to our board of directors for its approval specific compensation actions involving our executive officers and our non-employee directors, and approves the grant of stock option awards to our executive officers. The responsibilities of our compensation committee are set forth in the Compensation Committee Charter, which is regularly reviewed in light of SEC and National Association of Securities Dealers regulations and is available on our website at www.htch.com.

At the beginning of each fiscal year, our compensation committee reviews and recommends to our board of directors certain compensation actions involving our executive officers, including any merit increases to base salary, the payout of annual incentive awards for the prior fiscal year’s performance and performance targets for the annual incentive plan for the current fiscal year, and approves the grant of stock option awards to our executive officers. The compensation committee bases these determinations on their review of competitive market data from nationally recognized compensation surveys, financial and operational performance data for the prior fiscal year, projections for the current fiscal year, and the recommendations of our chief executive officer with respect to compensation actions involving executive officers other than himself. Determinations regarding the compensation of the chief executive officer are made by the compensation committee in executive session without any member of management present, based on the committee’s evaluation of the chief executive officer’s performance for the prior fiscal year. Our human resources department provides the compensation committee with regular updates at its scheduled meetings and various tools and resources to keep the committee informed about current trends in executive compensation and benchmarking information on pay philosophies, compensation elements separately and in total, and incentive mix.

Our compensation committee also reviews compensation provided to our non-employee directors and, at the beginning of each fiscal year, recommends to our board of directors any changes the committee considers appropriate in the amount or form of such compensation. The compensation committee bases these determinations primarily on their review of competitive market data from nationally recognized compensation surveys.

Our compensation committee is authorized to retain outside compensation consultants at such times and for such purposes as the committee deems appropriate. Although the compensation committee has not routinely retained an outside consultant, including during fiscal 2007, it has retained outside consultants from time to time on discrete projects in past years where the committee believes additional expertise and an outside perspective is especially useful, typically in connection with issues of compensation philosophy and design.

The compensation committee delegates to the chief executive officer authority to approve stock option awards involving up to 20,000 shares per year to employees who are not executive officers of the company. No delegation of the compensation committee’s authority is permitted with regard to compensation actions involving executive officers or non-employee directors of our company.

Governance and Nominating Committee

All members of our governance and nominating committee are “independent,” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Our governance and nominating committee held three meetings in fiscal 2007. Our governance and nominating committee assists our board of directors in developing and implementing our Principles of Corporate Governance, identifying candidates for director positions, determining the composition of our board of directors and our board committees, and maintaining a high standard of governance, care and due diligence in carrying out its responsibilities. The responsibilities of our governance and nominating committee are set forth in the Governance and Nominating Committee Charter, which is regularly reviewed in light of SEC and National Association of Securities Dealers regulations and is available on our website at www.htch.com.

Competitive Excellence Committee

Our competitive excellence committee held six meetings in fiscal 2007. Our competitive excellence committee assesses the value to our customers of our products and services in each of our target markets. The committee bases its assessment on our competitive standing in those competencies that are central to sustaining better value in a target market. The committee evaluates management’s identification of areas that afford opportunities for increasing our competitive standing, management’s effectiveness in achieving the increases and management’s effectiveness in increasing the value proposition of our product and services in our markets. The responsibilities of our competitive excellence committee are set forth in the Competitive Excellence Committee Charter, which is available on our website at www.htch.com.

Director Independence

Our board of directors has determined that Messrs. Brunberg, Cox, Huffer, Monahan, Solum and VerHage are “independent,” as that term is used in Section 10A of the Securities Exchange Act of 1934, and as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Director Compensation

Directors who are employees receive no additional compensation for serving on our board of directors. The following table describes the compensation arrangements with our non-employee directors for the one-year periods between our annual shareholder meetings in 2006 and 2007, and in 2007 and 2008.

	Between 2006 and	Between 2007 and
Compensation Element	2007 Annual Meetings	2008 Annual Meetings

Annual cash retainers
• Board member	$25,000	$35,000
• Audit committee member	$4,000	$5,000
• Audit committee chair	$8,000	$15,000
• Compensation committee and governance and nominating committee chairs	$4,000	$5,000
Meeting fee(1)	$1,250	$1,250
Stock option award(2)	3,000 shares	5,000 shares
Shares in lieu of cash retainer	Restricted shares equal in value to 125% of cash retainer elected to be paid in equity.	Unrestricted shares equal in value to 100% of cash retainer elected to be paid in equity.

(1)	We pay a meeting fee for each board of directors and committee meeting attended by a non-employee director in person or by telephone. We also reimburse non-employee directors for travel and lodging expenses incurred in connection with their attendance at board of directors and committee meetings and shareholder meetings, and for traveling to visit company operations.

(2)	We provide an annual stock option award to each non-employee director on the date he is elected or re-elected to the Board.

The following table summarizes compensation provided to each non-employee director for services provided during fiscal 2007.

Director Compensation for Fiscal 2007

	Fees
	Earned or	Stock	Option	All Other
	Paid in	Awards	Awards	Compensation	Total
Name	Cash ($) (1)	($) (2)	($) (3)	($) (4)	($)

W. Thomas Brunberg	60,000	7,804	32,882	113,649	214,335
Archibald Cox, Jr.	56,250	10,298	32,882	113,649	213,079
Russell Huffer	67,500	10,298	32,882	81,425	192,105
William T. Monahan	57,500	7,804	32,882	77,077	175,263
Richard B. Solum	62,500	10,298	32,882	87,875	193,555
Thomas R. VerHage	63,750	7,804	34,851	—	106,405

(1)	For fiscal 2007, each non-employee director could elect to receive some or all of the retainer payments to which he was entitled in the form of shares of our common stock, with the number of shares determined by dividing the amount of the retainer payment to be received in shares by the fair market value of a share of our common stock on the date the cash retainer payment would have been made. The following directors made such elections and received the number of shares indicated during fiscal 2007:

	Number of Shares	Cash Retainer
Name	Received	Foregone ($)

W. Thomas Brunberg	963	21,000
Archibald Cox, Jr.	1,835	40,000
Russell Huffer	917	20,000
William T. Monahan	1,606	35,000

(2)	The amounts shown in the “Stock Awards” column represent the dollar amount of compensation expense recognized for financial statement reporting purposes during fiscal 2007 in connection with awards of restricted stock made to non-employee directors prior to fiscal 2007 as a result of their electing to receive shares of restricted stock in lieu of cash retainer payments. Restricted shares may not be transferred and are subject to possible forfeiture until they vest, which typically occurs when a director’s service on our board of directors ends as a result of death, disability, retirement, resignation with the consent of a majority of the board or failure to be renominated for re-election or to be re-elected. The assumptions used in calculating the compensation expense are set forth in Note 5 to our fiscal 2007 audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007. No awards of restricted stock were made to non-employee directors during fiscal 2007. The aggregate number of shares of restricted stock held by each non-employee director as of September 30, 2007 was as follows:

Number of
Shares of
Restricted Stock
Name	at 9/30/07

W. Thomas Brunberg	6,994
Archibald Cox, Jr.	7,636
Russell Huffer	7,636
William T. Monahan	6,977
Richard B. Solum	7,563
Thomas R. VerHage	870

(3)	The amounts shown in the “Option Awards” column represent the dollar amount of compensation expense recognized for financial statement reporting purposes during fiscal 2007 in connection with all outstanding awards of stock options (including those made prior to fiscal 2007) to each non-employee director. During fiscal 2007, each non-employee director received a non-qualified stock option award of 5,000 shares with an exercise price of $22.35 per share on January 31, 2007, the date of our 2007 Annual Meeting of Shareholders. The grant date fair value of each such award computed in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004) (“SFAS 123R”) was $69,620. The assumptions used in calculating the compensation expense and the grant date fair value are set forth in Note 5 to our fiscal 2007 audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007. The aggregate number of exercisable and non-exercisable option shares held by each non-employee director as of September 30, 2007 was as follows:

	Number of Shares	Number of Shares
	Underlying Exercisable	Underlying Unexercisable
Name	Options at 9/30/07	Options at 9/30/07

W. Thomas Brunberg	15,000	8,000
Archibald Cox, Jr.	15,000	8,000
Russell Huffer	9,000	8,000
William T. Monahan	18,000	8,000
Richard B. Solum	9,000	8,000
Thomas R. VerHage	0	8,000

(4)	Each amount shown in this column is the amount of a cash payment received by the director in August 2007 representing the present value (using an interest rate assumption of 5% and no discount for mortality) of the director’s remaining accrued benefit under our Directors’ Retirement Plan that was terminated by the board of directors in August 2006, as described below.

Stock Option Grants

We grant each non-employee director a non-qualified stock option award under our 1996 Incentive Plan on the date he or she is first elected to the Board and annually thereafter on the date of each annual meeting of shareholders at which the director is re-elected. Each option provides the right to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value per share of the common stock on the day the option was granted. A director first elected to the Board between annual shareholders meetings will receive a pro rated award. Each option becomes exercisable as to 50% of the shares subject to the option on each of the second and third anniversaries of the date of grant. Exercisability of an option will be accelerated if a director dies or becomes disabled or upon a change in control of our company. The normal term of a stock option is 10 years from the date of grant. If a director’s service on our Board ends prior to that time, an option will remain exercisable for three months, unless the director’s service ended due to death or disability or after at least five years of service as a director, in which case an option will remain exercisable for three years after service ends (but not beyond the end of its original 10-year term). If a director has reached age 65 and has completed at least five years of service when his service as a director ends, his options will remain exercisable until the end of their originally scheduled term. Our compensation committee retains discretion to accelerate the exercisability of any option, and to cancel any option in connection with our proposed dissolution or liquidation or certain mergers, sales of corporate assets, statutory share exchanges or similar transactions (see “Potential Payments Upon Termination or Change in Control” on page 35).

Termination of Directors’ Retirement Plan

Effective August 1, 2006, our Board terminated our Directors’ Retirement Plan. In connection with the termination, this plan was amended to provide that no additional benefits would accrue to any current director after August 1, 2006. In August 2007, the present value of each current director’s remaining accrued benefit under this plan was paid to the director in a lump-sum cash amount.

Required Vote

Election to our Board of each of the eight nominees named above requires a plurality of the voting power of the outstanding shares of our common stock present and entitled to vote on the election of directors.

Our Board recommends that the shareholders vote for the election of each of the eight nominees listed above to constitute our board of directors.

CORPORATE GOVERNANCE

Principles of Corporate Governance

Our board of directors has adopted Principles of Corporate Governance, available on our website at www.htch.com, to assist in the performance of its responsibilities. In addition to corporate governance policies and practices discussed elsewhere in this proxy statement, our Principles provide that:

•	All Directors Elected Annually. Our entire board of directors will stand for election at each annual shareholders’ meeting.

•	Executive Sessions of Independent Directors. Regularly scheduled board of directors meetings will include executive sessions of the independent directors without management present.

•	Evaluating Board and Committee Performance. Annual evaluations of the performance of the board of directors, each of its committees and the individual members of each will be conducted.

•	Share Ownership by Directors. Non-employee directors are expected to accumulate and hold common stock of our company whose value is at least five times the amount of the annual board retainer.

•	Limitations on Other Board Memberships. None of our non-employee directors should serve on the board of directors of more than five other public companies, our chief executive officer should not serve on the boards of more than two other public companies, and no member of our audit committee should serve on the audit committees of more than two other public companies.

•	Change in Status. Any independent director whose affiliation or principal place of employment changes materially will offer his or her resignation as a director, and any inside director will offer his or her resignation as a director upon termination of service as an employee.

•	Access to Outside Advisors. Our board of directors and each of its committees may retain independent outside financial, legal or other advisors or consultants as they deem necessary or advisable.

•	Succession Planning. Our board of directors will regularly review succession planning involving the chief executive officer and other senior management positions.

•	Code of Ethics and Conduct. Our board of directors has adopted a Code of Ethics and Conduct applicable to all our officers, directors and employees, which includes a Code of Ethics for Senior Financial Management. A copy of this Code can be found as Attachment 2 to our Principles of Corporate Governance, which is available on our website at www.htch.com.

Director Qualifications

Candidates for director nominees are reviewed in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our shareholders. Our governance and nominating committee will consider, at a minimum, the following factors in recommending to our board of directors potential new members, or the continued service of existing members, in addition to other factors it deems appropriate based on the current needs and desires of our board of directors:

•	demonstrated character and integrity; an inquiring mind; experience at a strategy/policy setting level; sufficient time to devote to our affairs; high-level managerial experience;

•	whether the member/potential member is subject to a disqualifying factor, such as relationships with our competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with us;

•	the member’s/potential member’s independence;

•	whether an existing member has reached retirement age or a term limit;

•	whether the member/potential member assists in achieving a mix of members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience;

•	whether the member/potential member, by virtue of particular experience, technical expertise or specialized skills, will add specific value as a member;

•	any factors related to the ability and willingness of a new member to serve, or an existing member to continue his/her service;

•	experience in one or more fields of business, professional, governmental, communal, scientific or educational endeavor; and

•	whether the member/potential member has a general appreciation regarding major issues facing public companies of a size and scope similar to us.

Director Nomination Process

Our governance and nominating committee selects nominees for directors pursuant to the following process:

•	the identification of director candidates by our governance and nominating committee based upon suggestions from current directors and senior management, recommendations by shareholders and/or use of a director search firm;

•	a review of the candidates’ qualifications by our governance and nominating committee to determine which candidates best meet our board of directors’ required and desired criteria;

•	interviews of interested candidates among those who best meet these criteria by the entire governance and nominating committee;

•	a report to our board of directors by our governance and nominating committee on the selection process; and

•	formal nomination by our governance and nominating committee for inclusion in the slate of directors for the annual meeting of shareholders or election by our board of directors to fill a vacancy during the intervals between shareholder meetings.

Our governance and nominating committee will reassess the qualifications of a director, including the director’s past contributions to our board of directors and the director’s attendance and contributions at board of directors and board committee meetings, prior to recommending a director for re-election to another term.

Our governance and nominating committee will consider director candidates recommended by shareholders. Shareholders who wish to recommend individuals for consideration by our governance and nominating committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our Governance and Nominating Committee, c/o Chief Financial Officer, 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350. Submissions must include a written recommendation and the reason for the recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual’s past five years of employment history and any past and current board memberships. The submission must be accompanied by a written consent of the individual to stand for election if nominated by our governance and nominating committee and to serve if elected by our board of directors or our shareholders, as applicable. Alternatively, shareholders may directly nominate a person for election to our board of directors by complying with the procedures set forth in our bylaws, any applicable rules and regulations of the SEC and any applicable laws.

Attendance at Annual Meeting

Our board of directors encourages each of its members to attend all annual meetings of shareholders that occur during a member’s service on our board of directors. All of the members of our board of directors at the time of our 2007 annual meeting of shareholders attended that meeting.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee has ever been an officer or employee of our company or of any of our subsidiaries or affiliates, or has had any relationship with our company other than service as a director requiring disclosure in our proxy statement. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our board of directors or on our compensation committee.

Communication with our Board of Directors

You may contact our board of directors or any member of our board of directors by mail addressed to the attention of our Board or the specific director identified by name or title, at Hutchinson Technology Incorporated, 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350. All communications will be submitted to our Board or the specified board member on a periodic basis.

Related Person Transactions

Our audit committee is to approve any related person transaction in which our company is a participant before commencement of the transaction. However, if the related person transaction is identified after it commences, it is brought to the audit committee for review and possible ratification. The audit committee will approve or ratify a transaction only if it determines that the transaction is beneficial to our company and that the terms of the transaction are fair to our company.

For these purposes, a “related person” includes our directors, nominees for director and executive officers, any holder of more than 5% of our common stock, and any immediate family member of the foregoing people. A “related person transaction” means any transaction, arrangement or relationship having a financial aspect, or any series of similar transactions, arrangements or relationships, in which our company is a participant and in which a related person has a direct or indirect interest, other than the following:

•	payment of compensation by us to a related person for service as a director or executive officer;

•	transactions available to all employees or all shareholders on the same terms; and

•	transactions, which when aggregated with the amount of all other transactions between the related person and us, involve less than $120,000 in a fiscal year.

In determining whether to approve a related person transaction, our audit committee will analyze factors such as whether the transaction is material to our company, the role the related person has played in arranging the transaction, the structure of the transaction, and the interests of all related persons in the transaction.

Our audit committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our company and the related person following certain procedures designated by the audit committee. With regard to any transaction for which ratification is sought, the audit committee may require amendment or termination of the transaction.

There were no related person transactions since the beginning of fiscal 2007 required to be reported in this proxy statement.

PROPOSAL NO. 2 — APPROVAL OF THE
AMENDMENT AND RESTATEMENT OF THE 1996 INCENTIVE PLAN

Introduction

In November 1996, our board of directors adopted, and our shareholders subsequently approved, the 1996 Incentive Plan (the “Incentive Plan”). As originally adopted, the Incentive Plan authorized the issuance of up to 3,000,000 shares of our common stock pursuant to awards under the Incentive Plan. On January 29, 2003 and again on January 26, 2005, our shareholders approved amendments and restatements of the Incentive Plan that collectively, among other things, increased the aggregate number of shares of our common stock authorized for issuance under the Incentive Plan from 3,000,000 shares to 5,000,000 shares.

As of December 1, 2007, 3,485,611 shares were the subject of outstanding option awards under the Incentive Plan, and an additional 1,311,385 shares have previously been issued in connection with awards made under the Incentive Plan. As a result, the total number of shares available for issuance in connection with future Incentive Plan awards is only 203,004 (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards).

On November 28, 2007, our board of directors approved, subject to shareholder approval, a further amendment and restatement of the Incentive Plan to, among other things, increase the aggregate number of shares of our common stock authorized for issuance under the Incentive Plan.

If the shareholders fail to approve this proposal, the Incentive Plan will remain in effect as it existed immediately prior to the proposed amendment and restatement. In that case, we would be limited to issuing no more than 5,000,000 shares of our common stock in total pursuant to awards made under the Incentive Plan.

Principal Changes to the Existing Incentive Plan

The principal changes to the existing Incentive Plan that were approved by our board of directors on November 28, 2007 and are reflected in the proposed amendment and restatement are as follows:

•	the aggregate number of shares that may be issued under the Incentive Plan would increase by 1,750,000 shares, from a total of 5,000,000 shares to 6,750,000 shares;

•	stock appreciation rights (SARs) that may be settled in shares, cash or both have been added as an additional form of award authorized under the Incentive Plan;

•	a minimum vesting period of three years has been specified for options and SARs;

•	a merger, consolidation or statutory share exchange will be considered a change in control only upon consummation of the transaction, rather than upon shareholder approval of the transaction; and

•	if a change in control occurs, the exercisability of an option or SAR or the vesting of a stock award granted on or after January 30, 2008 will be accelerated only if (i) the option, SAR or stock award is neither continued, assumed or replaced with a comparable equity award in connection with the change in control, or (ii) the recipient’s employment is terminated for reasons other than cause within two years after the change in control.

Market Price of Common Stock

The closing sale price of our common stock on December 3, 2007 was $25.76 per share.

Description of the Incentive Plan as Proposed to be Amended and Restated

The full text of the Incentive Plan as proposed to be amended and restated is contained in Appendix A to this proxy statement. The significant features of the amended and restated Incentive Plan are described below.

Purpose and Types of Awards

The purpose of the Incentive Plan is to promote the interests of our company and our shareholders by providing our personnel with an opportunity to acquire a proprietary interest in our company. The Incentive Plan provides for the granting of awards consisting of (i) stock options, which may be either non-statutory stock options or incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), (ii) stock appreciation rights, and (iii) stock awards, which may be grants of unrestricted or restricted shares of common stock.

Administration

Our board of directors has appointed the compensation committee to be the administrator of the Incentive Plan. Subject to the provisions of the Incentive Plan, the committee may establish rules for the administration of the Incentive Plan as it deems appropriate and may fix any other terms and conditions for the grant or exercise of any award under the Incentive Plan. The compensation committee may delegate its authority to grant and administer awards to persons who are not subject to Section 16 of the Securities Exchange Act of 1934 to our chief executive officer, who may in turn delegate this authority to another officer. Any grant of awards under the Incentive Plan to any non-employee director of our company, and any action taken by our company with respect to any of these awards, shall be subject to prior approval by our board of directors.

Shares Available

Upon approval of the proposed amendment and restatement of the Incentive Plan, not more than 6,750,000 shares of our common stock may be made subject to awards granted under the Incentive Plan. SARs that are settled in shares shall be counted in full against the number of shares available for issuance under the Plan, regardless of the number of shares actually issued upon settlement of the SARs. If an award terminates or is forfeited before it has been fully exercised or vested, the shares covered by the unexercised or unvested portion of the award may again be made subject to awards granted under the Incentive Plan. Shares issued as stock awards and shares issued upon exercise of options granted under the Incentive Plan shall be authorized but previously unissued shares of common stock.

Eligible Participants

Awards may be granted under the Incentive Plan to any employee of our company or any of its subsidiaries, any non-employee director, and other persons who are not employees but who provide services to our company or a subsidiary in the capacity of an advisor or consultant. Incentive stock option awards may be awarded only to full-time employees of our company and its subsidiaries. Approximately 1,000 employees are eligible to participate in the Incentive Plan as currently administered. The compensation committee will select those individuals who may participate in the amended and restated Incentive Plan.

Written Agreements

The terms and conditions of awards granted under the Incentive Plan shall be evidenced by a written or electronic agreement in a form determined by the compensation committee.

Term of Incentive Plan

The Incentive Plan shall remain in effect until all shares subject to the Incentive Plan are distributed or our board of directors terminates the Incentive Plan. No award of an incentive stock option may be made under the Incentive Plan after December 1, 2014.

Stock Options and Stock Appreciation Rights

Individual Award Limits.  Multiple option and SAR awards may be granted to the same participant, but no more than 100,000 shares may be the subject of option and SAR awards granted to any one participant in any single fiscal year. In the case of an incentive stock option award, the aggregate fair market value, determined at the time the option is granted, of shares with respect to which incentive stock options held by the participant first become exercisable in any calendar year shall not exceed $100,000.

Exercise Price.  The committee shall fix the exercise price of each option and SAR, which may not be less than 100% of the fair market value of a share of our common stock on the date of grant. However, an incentive stock option granted to a participant who then owns more than 10% of our voting stock must have an exercise price not less than 110% of the fair market value of a share on the date of grant. Neither the compensation committee nor our board of directors may reduce the exercise price of any outstanding option or SAR without the approval of our shareholders.

Term and Vesting.  Each option or SAR award agreement shall specify the term of the applicable option or SAR, not to exceed ten years after the date of grant (or five years after the date of grant in connection with an incentive stock option granted to a participant who owns more than 10% of our voting stock), and when it will vest and become exercisable. Except as provided below, each option or SAR granted after November 30, 2004 will not vest and become exercisable earlier than one year after the date of grant, and will not become fully vested and exercisable earlier than three years after the date of grant. Under the Incentive Plan, the committee retains the discretion to accelerate the vesting and exercisability of any option or SAR award.

Exercise of Options and Stock Appreciation Rights.  The exercise price of the shares with respect to which an option is exercised must be paid in full in cash or, if the compensation committee permits and the person exercising the option so chooses, by delivery to us of unencumbered shares of common stock, by a reduction in the number of shares delivered upon exercise of the option, or by a combination of cash and shares. Upon the exercise of a SAR, the participant will receive from us shares, cash or any combination of shares and cash as the compensation committee determines. The amount of cash and/or the fair market value of shares received upon the exercise of a SAR will be, in the aggregate, equal to the amount by which the fair market value of the shares subject to the SAR on the date of exercise exceeds the aggregate exercise price of the shares subject to the SAR.

Termination of Employment.  An option or SAR may ordinarily be exercised only while the participant is employed by us, and only if the participant has been continuously so employed since the date the option or SAR was granted. If a participant ceases to be employed by us for any reason other than disability, death or termination for cause, the unvested portion of any outstanding option or SAR held by that participant will terminate at the time the participant’s employment ends. To the extent any option or SAR is exercisable on the date a participant’s employment ends, that option or SAR will remain exercisable until the earlier of three months after the date employment ends (or three years after the date employment ends for a participant who has been employed by us for at least ten years and has reached age 55), or the end of the term of the option.

If a participant’s employment with us ends because of death or disability, the participant’s options and SARs will immediately vest and become fully exercisable, and will remain exercisable for three years after the participant’s employment ended (but not beyond the original term of the option or SAR).

If a participant is terminated for cause, all of his or her outstanding options will immediately be forfeited, whether or not then exercisable.

Transferability.  Ordinarily, no option or SAR granted under the Incentive Plan is assignable or transferable by the participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order. The compensation committee may provide in an option or SAR award agreement that the participant may transfer, without consideration, a non-statutory stock option or SAR to a member or members of his or her immediate family or to one or more trusts for the benefit of these family members or partnerships in which these family members are the only partners. Any option held by a transferee continues to be subject to the same terms and conditions that were applicable to the option immediately prior to its transfer.

Business Combinations.  In the event of a merger or consolidation involving our company, the committee may replace outstanding options and SARs under the Incentive Plan with replacement options and SARs relating to the stock of the surviving or acquiring corporation (or its parent), or shares of the surviving or acquiring corporation (or its parent) with a fair market value equal to the aggregate spread of the options and SARs that are being replaced. If no such replacement is made, or in the event of our dissolution, liquidation or sale of substantially all of our assets, the compensation committee may declare upon at least 20 days prior notice to participants that each option and SAR will be canceled at the time of the triggering event. In connection with such a declaration, the exercisability of each option and SAR will be accelerated, and the compensation committee may choose to make cash payments to the holders of options and SARs to be canceled in an amount equal to the aggregate spread of the options and SARs that are being canceled.

Stock Awards

Shares issued pursuant to stock awards may be subject to such conditions, limitations and restrictions, if any, as the compensation committee may determine. If an employee receives a stock award containing restrictions that lapse with the passage of time, the stock award will provide that no more than one-third of the shares subject to that stock award may vest in any year, unless the stock award provides for accelerated vesting in the event of attainment of a performance target, a change in control of our company, an employee’s death or disability, the employee’s termination of employment after reaching the age of 55 with at least 10 years of employment by us, or termination of the employee’s employment without cause. The maximum number of shares that may be granted as stock awards under the Incentive Plan shall not exceed 150,000 and the maximum number of shares that may be granted to any one participant pursuant to any stock award under the Incentive Plan in any fiscal year shall not exceed 100,000 shares.

Capital Adjustments

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off), or any other change in our corporate structure or our common stock, the committee (or a comparable committee of the board of directors of the entity surviving the transaction) shall make adjustments as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under the Incentive Plan, the number and kind of securities issuable upon exercise of outstanding options and SARs and the exercise price thereof, the annual limits on the size of individual awards, and the limit on the number of shares issuable pursuant to stock awards.

Change In Control

Upon the occurrence of a change in control of our company, the Incentive Plan provides that outstanding awards will be dealt with as described in this paragraph. Each outstanding option granted under the Incentive Plan before January 30, 2008 shall become immediately exercisable in full. Any outstanding option or SAR granted on or after that date that is neither continued in effect, replaced with a comparable equity award or canceled in connection with a business combination as described above shall become exercisable in full upon the effective date of the change in control. If any outstanding option or SAR granted on or after January 30, 2008 is continued or replaced as provided in the previous sentence, and if within two years after the change in control a participant’s employment is terminated without cause, then all of the participant’s outstanding options and SARs shall immediately become exercisable in full and remain exercisable for one year after the termination of employment. Similarly, if a participant’s outstanding stock award is continued or replaced in connection with a change in control, and if within two years after the change in control the participant’s employment is terminated without cause, then the participant’s outstanding stock award shall immediately become fully vested. The Incentive Plan also provides the committee with the discretion to cancel some or all of the outstanding options and SARs in connection with a change in control that does not involve a change in the majority of the members of our board of directors, and pay each holder of a canceled option or SAR an amount in cash equal to the then current spread of the option or SAR canceled.

Amendment and Discontinuation of Incentive Plan

Our board of directors may at any time amend, suspend or discontinue the Incentive Plan. No amendment to the Incentive Plan may, without the consent of the holder of an award, have a material adverse impact on a holder’s rights under an award previously granted under the Incentive Plan. No amendment to the Incentive Plan that is necessary to comply with applicable law or to avoid characterization of any award as a deferral of compensation under Section 409A of the Internal Revenue Code will be deemed to have a material adverse impact. To the extent necessary to comply with applicable law or stock exchange requirements, any amendments to the Incentive Plan may be made subject to approval by our shareholders.

Federal Tax Considerations

Certain federal income tax consequences applicable to awards under the Incentive Plan are summarized below.

Non-Statutory Stock Options and Stock Appreciation Rights.  No federal income tax is payable by a participant upon the grant of a non-statutory stock option or stock appreciation right and we are not entitled to claim a tax deduction at the time of grant. If a participant exercises a non-statutory stock option or stock appreciation right, he or she will be taxed at ordinary income rates on the difference between the fair market value of the common stock on the exercise date and the exercise price of the option or stock appreciation right. We will be entitled to a deduction at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of exercise of the option or stock appreciation right.

Incentive Stock Options.  No federal income tax is payable by a participant upon the grant of an incentive stock option and we are not entitled to claim a tax deduction at the time of grant. When an optionee exercises an incentive stock option while employed by us or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the optionee at that time. If the shares acquired upon exercise are not disposed of until more than one year after the date of exercise and more than two years after the date of grant, the excess of the sale proceeds over the aggregate exercise price of such shares will be a long-term capital gain to the optionee, and we will not be entitled to a tax deduction under such circumstances. Except in the event of death, if the shares are disposed of before the end of the one- or two-year holding periods (a “disqualifying disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but generally not more than the amount of gain realized on the disposition) will be ordinary income to the optionee at the time of such disqualifying disposition. We generally will be entitled to a federal tax deduction equal to the amount of ordinary income recognized by the optionee. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above for non-qualified stock options. If the optionee pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for the shares have not been met, the optionee will be treated as having made a disqualifying disposition of the shares, and the tax consequences of this disqualifying disposition will be as described above for non-statutory stock options.

Stock Awards.  The tax consequences of a stock award will depend on whether the stock is subject to forfeiture and transferability conditions that result in the stock being treated as “restricted” stock for tax purposes. Unless a recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code, (a) the recipient will not realize income upon the grant of restricted stock, (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire, and (c) the amount of ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b), the tax consequences to the recipient and us will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. With respect to awards of unrestricted stock, (a) the recipient will realize ordinary income and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (b) the amount of ordinary income and deduction will be the fair market value of the unrestricted stock on the date of grant.

Future Awards

Because all awards under the Incentive Plan are within the discretion of the compensation committee, future awards under the Incentive Plan are generally not determinable. The compensation committee did, however, approve on November 28, 2007 stock option awards under the Incentive Plan for our fiscal year ending September 28, 2008 that are summarized in the table below. These awards were made from shares available under the Incentive Plan without regard to the proposed amendment and restatement, and are not contingent upon shareholder approval of the proposed amendment and restatement.

Number of
Option Shares
Name and Position	Issued

Wayne M. Fortun	75,000
President and Chief Executive Officer
John A. Ingleman	14,500
Senior Vice President and Chief Financial Officer
Richard J. Penn	30,000
Senior Vice President and President of the BioMeasurement Division
R. Scott Schaefer	14,500
Vice President and Chief Technical Officer
Kathleen S. Skarvan	20,000
Vice President and President of the Disk Drive Components Division
All executive officers as a group	182,000
All employees (other than executive officers) as a group	521,400

Each stock option award referenced in the table above will include both a non-qualified stock option and an incentive stock option, will have an exercise price of $26.21 per share, a term of ten years, and will become exercisable as to 50% of the shares subject to the option on each of the second and third anniversaries of the date of grant.

Required Vote

The affirmative vote of the holders of at least a majority of the outstanding shares of common stock present and entitled to vote at the annual meeting is required for approval of the proposed amendment and restatement of the Incentive Plan. Proxies solicited by our board of directors will be voted for approval of the proposed amendment and restatement of the Incentive Plan, unless shareholders specify otherwise in their proxies.

Our board of directors recommends that the shareholders vote for the approval of the proposed amendment and restatement of the Incentive Plan.

PROPOSAL NO. 3 — RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, known collectively as Deloitte & Touche, have been our independent registered public accounting firm since June 13, 2002. Our audit committee has selected Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending September 28, 2008, subject to ratification by our shareholders. While it is not required to do so, our audit committee is submitting the selection of that firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our audit committee will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending September 28, 2008.

A representative of Deloitte & Touche will be present at the annual meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

Fees

The following table presents the aggregate fees billed for professional services by Deloitte & Touche in fiscal 2007 and 2006 for these various services:

	Fiscal 2007	Fiscal 2006
Description of Fees	Amount	Amount

Audit Fees	$792,528	$705,451
Audit-Related Fees	—	—

Total Audit and Audit-Related Fees	792,528	705,451
Tax Fees:
Tax Compliance Fees	574,180	274,505
Tax Consultation and Advice Fees	104,207	94,689

Total Tax Fees	678,387	369,194
All Other Fees	—	—

Total	$1,470,915	$1,074,645

Audit Fees

The audit fees set forth above consist of fees billed by Deloitte & Touche for audit services during each fiscal year in connection with the audit of our annual financial statements, reviews of our interim financial statements, audit services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements, consultations on financial accounting and reporting matters arising during the course of the audit, and audit of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

We were not billed any amounts by Deloitte & Touche for audit-related services during fiscal 2007 or 2006.

Tax Fees

The tax fees set forth above consist of fees billed by Deloitte & Touche for tax compliance, consisting of preparation of tax returns and completion of a research and development tax credit study, and tax consultation and tax advice, consisting primarily of international tax planning.

All Other Fees

We were not billed any amounts by Deloitte & Touche for other products and services during fiscal 2007 or 2006.

Approval of Independent Registered Public Accounting Firm Services and Fees

The Audit Committee Charter requires that our audit committee approve the retention of our independent registered public accounting firm for any audit and non-audit service and consider whether the provision of any non-audit services by our independent registered public accounting firm is compatible with maintaining our independent registered public accounting firm’s independence, prior to engagement for these services. Our audit committee actively monitors the relationship between audit and non-audit services provided. In fiscal 2006 and 2007, all of the services listed under the headings Audit-Related Fees and Tax Fees were pre-approved by our audit committee.

Our board of directors recommends that the shareholders vote for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2008.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of December 3, 2007, the ownership of common stock by each shareholder who we know to own beneficially more than 5% of our outstanding common stock, each director, each executive officer named in the Summary Compensation Table, and all executive officers and directors as a group. At December 3, 2007, there were 26,358,125 shares of common stock issued and outstanding, each of which is entitled to one vote.

Name of Beneficial Owner or	Amount and Nature of		Percentage of
Identity of Group	Beneficial Ownership(1)		Outstanding Shares

Directors and executive officers:
Jeffrey W. Green	180,776	(2)	*
Wayne M. Fortun	628,812	(3)	2.4%
W. Thomas Brunberg	29,657	(4)	*
Archibald Cox, Jr.	98,971	(5)	*
Russell Huffer	19,053	(6)	*
William T. Monahan	33,083	(7)	*
Richard B. Solum	18,063	(8)	*
Thomas R. VerHage	6,870	(9)	*
John A. Ingleman	193,441	(10)	*
Richard J. Penn	125,268	(11)	*
R. Scott Schaefer	174,580	(12)	*
Kathleen S. Skarvan	39,197	(13)	*
Christina M. Temperante	2,832	(14)	*
Executive officers and directors as a group (16 persons)	1,859,411	(15)	6.8%
Other beneficial owners:
Van Den Berg Management	3,558,351	(16)	13.5%
805 Las Cimas Parkway, Suite 430 Austin, Texas 78746
Donald Smith & Co., Inc.	2,529,700	(17)	9.6%
152 West 57th Street New York, New York 100
OppenheimerFunds, Inc.	2,285,930	(18)	8.7%
Two World Financial Center 225 Liberty Street New York, New York 10281
Wellington Management Company, LLP	2,193,745	(19)	8.3%
75 State Street Boston, Massachusetts 02109
Dimensional Fund Advisors LP	1,968,674	(20)	7.5%
1299 Ocean Avenue Santa Monica, California 90401
Raj Rajaratnam	1,698,752	(21)	6.4%
Galleon Management, L.L.C. Galleon Management, L.P.
590 Madison Avenue, 34th Floor New York, New York 10022
Barclays Global Investors, NA.	1,351,848	(22)	5.1%
Barclays Global Fund Advisors Barclays Global Investors, Ltd.
45 Fremont Street San Francisco, California 94105

*	Less than 1%.

(1)	Unless otherwise indicated in the footnotes to this table, (a) the listed beneficial owner has sole voting power and investment power with respect to such shares, and (b) no director or executive officer has pledged as security any shares shown as beneficially owned. Excludes fractional shares held by any listed beneficial owner.

(2)	Of these shares, Mr. Green holds 660 in joint tenancy with his wife and has pledged 109,714 shares as security for a loan.

(3)	Of these shares, Mr. Fortun holds 177,038 in joint tenancy with his wife. Includes 374,670 shares covered by currently exercisable options granted to Mr. Fortun.

(4)	Of these shares, 1,150 are held in trusts, 1,050 are held in an IRA for Mr. Brunberg and 300 are held in an IRA for Mr. Brunberg’s wife. Includes 19,500 shares covered by currently exercisable options granted to Mr. Brunberg.

(5)	Includes 19,500 shares covered by currently exercisable options granted to Mr. Cox.

(6)	Includes 10,500 shares covered by currently exercisable options granted to Mr. Huffer.

(7)	Includes 19,500 shares covered by currently exercisable options granted to Mr. Monahan.

(8)	Includes 10,500 shares covered by currently exercisable options granted to Mr. Solum.

(9)	Of these shares, Mr. VerHage holds 6,000 in joint tenancy with his wife.

(10)	Of these shares, Mr. Ingleman holds 71,700 in joint tenancy with his wife. Includes 116,940 shares covered by currently exercisable options granted to Mr. Ingleman.

(11)	Includes 101,250 shares covered by currently exercisable options granted to Mr. Penn.

(12)	Includes 128,808 shares covered by currently exercisable options granted to Mr. Schaefer.

(13)	Includes 36,590 shares covered by currently exercisable options granted to Ms. Skarvan.

(14)	Ms. Temperante’s employment with our company ended on August 29, 2007. Her holdings include no shares covered by currently exercisable options.

(15)	Includes 1,011,130 shares covered by currently exercisable options granted to our executive officers and directors.

(16)	The number of shares indicated is based on information reported to the SEC in an amended Schedule 13G filed by Van Den Berg Management on January, 12, 2007, and reflects beneficial ownership as of December 31, 2006. Van Den Berg Management has shared voting and investment power with respect to 3,551,401 shares, and sole voting and investment power with respect to 6,950 shares.

(17)	The number of shares indicated is based on information reported to the SEC in a Schedule 13G filed by Donald Smith & Co., Inc. on February 13, 2007, and reflects beneficial ownership as of December 31, 2006. Donald Smith & Co., Inc. has sole voting power with respect to 2,055,800 shares and sole investment power with respect to 2,529,700 shares.

(18)	The number of shares indicated is based on information reported to the SEC in an amended Schedule 13G filed by OppenheimerFunds, Inc. on January 8, 2007 and reflects beneficial ownership as of December 29, 2006. OppenheimerFunds has shared voting power and shared investment power with respect to all shares.

(19)	The number of shares indicated is based on information reported to the SEC in an amended Schedule 13G filed by Wellington Management Company, LLP on February 14, 2007, and reflects beneficial ownership as of December 31, 2006. Wellington Management Company has shared voting power with respect to 1,122,200 shares and shared investment power with respect to 2,182,045 shares.

(20)	The number of shares indicated is based on information reported to the SEC in an amended Schedule 13G filed by Dimensional Fund Advisors, LP, on February 9, 2007, and reflects beneficial ownership as of December 31, 2006.

(21)	The number of shares indicated is based on information reported to the SEC in an amended joint Schedule 13G filed on February 13, 2007, by Raj Rajaratnam, Galleon Advisors, L.L.C., Galleon Management, L.L.C., Galleon Management, L.P., Galleon Buccaneer’s Offshore, LTD, Galleon Explorers Partners, L.P., Galleon International Master Fund, SPC Ltd. EM Technology, Galleon Explorers Offshore, LTD, Galleon Communications Partners, L.P., Galleon Communications Offshore, LTD, Galleon Technology Offshore, LTD, Galleon Technology Partners II, L.P., Vitruvius SICAV — Vitruvius Growth Opportunities, Polaris Prime Technology (Cayman), L.P., SG AM AI EC IV, and Technology Mac 88, LTD, and reflects beneficial ownership as of December 31, 2006. Each of Raj Rajaratnam, Galleon Management, L.L.C. and Galleon Management L.P. has shared voting power and shared investment power with respect to all shares.

(22)	The number of shares indicated is based on information reported to the SEC in a joint Schedule 13G filed on January 23, 2007, by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, and Barclays Global Investors Japan Limited, and reflects beneficial ownership as of December 31, 2006. Barclays Global Investors, NA., has sole voting power with respect to 441,016 shares and sole investment power with respect to 557,639 shares. Barclays Global Fund Advisors has sole voting and sole investment power with respect to 777,684 shares. Barclays Global Investors, Ltd., has sole voting and sole investment power with respect to 16,525 shares.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Compensation Philosophy

The intent of our executive compensation program is to attract, motivate and retain talented executives, and to reward our company’s executives for achieving the financial and strategic goals essential to our company’s long-term success. The key principle we follow in evaluating our overall program is that the total compensation an executive receives must be highly aligned with the value created for our shareholders.

Our executive compensation program is designed to:

•	assure our total compensation program is competitive with the compensation practices of comparable companies in the technology industry;

•	provide an annual cash incentive opportunity that rewards executives’ achievement of financial and strategic business goals; and

•	align the financial interests of our executives with those of our shareholders by delivering a significant portion of their compensation in the form of a long-term equity-based incentive.

Pay Elements

Our company’s executive compensation package consists of three main components: (a) base salary; (b) annual cash incentive; and (c) long-term equity incentive.

Base Salary — Our base salary component is designed to recognize an executive’s knowledge, skills, abilities and on-going performance. We target each executive’s base salary to be at a level consistent with their value relative to their peers in the labor market.

Annual Cash Incentive — The design intent of our annual cash incentive plan is to place a substantial portion of an executive’s annual cash compensation at risk based on achievement of financial and strategic business goals. The annual incentive target amounts are set to be reflective of the market information for each executive position and, as level of responsibility increases, represent a larger portion of an executive’s total cash compensation opportunity.

Long-Term Equity Incentive — Our long-term incentive program uses stock options because they deliver value to the employee only if our shareholders have realized appreciation in the value of their shares over the same period. Our stock options are granted at fair market value.

In addition, our executive perquisite program provides for a monthly car allowance, financial planning assistance and an annual physical examination. All other benefit programs in which our executives participate are the same programs as those made available to our employees generally.

Benchmarking and Consulting

We use the Radford Executive Compensation Survey as our primary benchmarking data source because it reflects compensation practices in the technology industry. We also include the Watson Wyatt Report on Top Management Compensation in our annual market review to add a perspective of the broader manufacturing labor market. Management’s involvement in the executive compensation process includes an analysis and presentation to the compensation committee of market data for each executive officer position, along with recommendations from the chief executive officer for each executive officer other than himself. The chief executive officer provides an assessment of each executive officer’s performance, capabilities relative to their current position, and future potential to give the compensation committee a basis for his compensation recommendations. For the chief executive officer, the compensation committee reviews performance feedback from each of the chief executive officer’s direct reports and all members of the board of directors to determine the recommended level of compensation. The compensation committee reviews all the executive officer total compensation packages to assure that they are appropriate as a whole and are equitable relative to each other. All compensation committee recommendations are presented to the full board of directors for approval.

Our compensation committee has chosen to use a variety of tools and resources to assure that they are well informed on current issues related to executive compensation. They believe an in-depth understanding of executive compensation leads them to make decisions in the best interests of our shareholders. The compensation committee is presented with regular updates at their scheduled meetings to keep them informed on current trends in executive compensation and uses outside consultants on projects where they feel additional expertise and perspective is needed.

Performance Metrics

Annual cash incentive targets, expressed as a percentage of base salary, were established for each executive officer at the beginning of fiscal 2007. The annual incentive target for Mr. Fortun, our Chief Executive Officer, was set at 100% of his base salary, the annual incentive target for Mr. Penn, President of the BioMeasurement Division, was set at 60% of his base salary, and the annual incentive targets for the other named executive officers were set at 50% of their respective base salaries. The annual incentive targets were set by the compensation committee giving consideration to both market data and the intent to link a significant portion of each executive’s total compensation opportunity to the annual performance of the company. Actual annual cash incentive payouts for executive officers can range from 0 to 200% of the annual incentive target amount depending on actual performance against specified goals.

The compensation committee developed and reviewed financial and other corporate performance measures to ensure that the annual cash incentive plan was closely related to the success of the company and the value provided to our shareholders. The fiscal 2007 incentive plan included a corporate financial goal weighted at 50% of each executive officer’s total annual incentive compensation opportunity and divisional strategic goals that represented the remaining 50%. The compensation committee strives to assure the level of difficulty of the annual goals is such that the goals drive continuous improvement in the company. The degree to which the annual incentive goals were achieved for the most recent five fiscal years are represented in the table below, and averaged 78% for the five-year period.

Fiscal Year
2007	2006	2005	2004	2003

12.5%	25%	137%	90%	125%

The compensation committee selected earnings before taxes as the measure to assess corporate financial performance for fiscal 2007 and set the targets for fiscal 2007 looking at both the projections for fiscal 2007, as well as the longer-term expectation of continued growth in earnings. All of our executive officers had the same corporate financial goal.

The Disk Drive Components Division’s strategic business goals for fiscal 2007 consisted of equally-weighted measures related to maintaining or growing market position, development and deployment of new manufacturing technology, a quality improvement objective and improvements in manufacturing proficiency. These measures were selected for the annual cash incentive plan because they provided annual goals that not only measured performance in fiscal 2007, but were also considered to be indicators of longer-term success of the Disk Drive Components Division.

The BioMeasurement Division’s strategic business goals for fiscal 2007 were related to the introduction and launch of our new InSpectratm StO2 product and were focused on establishing the clinical use of the product and penetration into the trauma market. The goals for the BioMeasurement Division were developed to assure a focus on activities that would lead to the successful adoption of our product.

Ownership Guidelines

Our board of directors believes that our executive officers should have a significant equity interest in our company and established stock ownership guidelines in 2005 to encourage share ownership. The guidelines specify that our chief executive officer should hold company common stock at least equal in value to five times his annual base salary, and that all vice presidents should have holdings at least equal to two times their annual base salary. Executive officers are expected to hold a minimum of 50% of net profit shares from option exercises until they satisfy the ownership guidelines. As of the end of fiscal 2007, our chief executive officer, chief financial officer and chief technical officer had satisfied the applicable guidelines. Our company also has an insider trading policy which, among other things, prohibits executive officers from hedging the economic risk of their ownership.

Equity Grant Practices

We use stock options with an exercise price equal to the fair market value of our common stock on the date of grant as our long-term equity incentive because they deliver value to the employee only if our shareholders realize appreciation in the value of their shares over the same period.

Our annual option granting process begins with the compensation committee providing direction to management on the total number of shares available to grant for the year, considering current and projected overhang as well as benchmark run rates. Percentage allocations of the total shares available for the annual grant are directed to each of four employee groups to assure that we are consistent with market practices for distributing our long-term equity incentives among our executive officers, directors, middle management and non-management key contributors. Option grants to individuals within each group are based on their value relative to their peers.

After using the granting process to develop option grant recommendations for each executive officer other than himself, the chief executive officer then provides those recommendations to the compensation committee for review and approval. The chief executive officer’s option grant is determined by the compensation committee.

All annual option grants are approved by the compensation committee at its last regularly scheduled meeting of each calendar year. This meeting is scheduled a minimum of a year in advance and typically is held in the last week of November.

Termination and Change in Control

We do not have a severance, change in control or employment agreement with any of our executives, although the compensation committee retains discretion to approve severance arrangements if individual circumstances warrant. Our Incentive Plan has, however, historically provided that outstanding stock options will vest immediately and may be exercised in full in connection with a change in control (or the compensation committee may instead choose to cancel and cash out all stock options). We adopted this so-called “single trigger” treatment for option awards primarily because it effectively would create incentives for our executive team to obtain the highest value possible should we be acquired in the future (despite the risk of losing employment), it would provide a powerful retention device during change in control discussions, and it would provide employees the same opportunity as shareholders who are free to sell their stock in the company at the time of the change in control event.

As part of the amendments to the Incentive Plan being proposed to shareholders for their approval, the compensation committee and our board of directors are proposing to modify these change of control arrangements to provide for “double trigger” treatment of all future equity awards. This means that if an equity award continues in place after a change in control, vesting and exercisability of that award will not be accelerated unless the executive’s employment is terminated involuntarily (other than for cause) within 24 months following the change in control transaction. We believe this structure is preferable in that it addresses the incentive and retention goals described above, without providing accelerated benefits to executives who continue to enjoy employment after a change in control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team.

Compensation Actions Taken for Fiscal 2007 for Our Named Executive Officers

In general, it is our practice to provide a significant portion of each executive officer’s total compensation opportunity in the form of an annual cash incentive opportunity and longer-term compensation in the form of option grants. The annual compensation review begins with an assessment of the executive officer’s base salary. When an executive officer is positioned appropriately to his or her market benchmark, base salary adjustments are typically reflective of normal growth in the market. The annual review also focuses on the executive officer’s opportunity to earn additional performance-related compensation through the annual performance of the company and the longer-term growth in stock price, with an increasing emphasis on the variable portion of the total compensation opportunity as the level of responsibility of the executive officer’s position increases.

Wayne M. Fortun.  The compensation committee reviewed Mr. Fortun’s total compensation opportunity and felt confident that it was appropriately positioned relative to the market for his position, as well as to other executive officers of the Company. As a result, the compensation committee decided that his base salary should remain at $625,000 per year. The compensation committee considered the potential for higher earnings through successful achievement of annual cash incentive plan objectives and, in the longer term, appreciation in our company’s stock price through the options program as critical in linking Mr. Fortun’s compensation with the interests of our shareholders. In keeping with the intent to assure the connection between the shareholders’ interests and Mr.

Fortun’s total compensation opportunity, the compensation committee increased his long-term earnings potential through a 75,000 share option grant at the beginning of the fiscal year. Mr. Fortun also received a bonus of $78,125 as a result of the achievement of the quality improvement goal in the Disk Drive Components Division portion of the fiscal 2007 annual cash incentive plan.

John A. Ingleman.  Mr. Ingleman’s total compensation opportunity was reviewed and considered to be appropriately positioned for his responsibilities as the Chief Financial Officer. Mr. Fortun recommended, and the compensation committee agreed, that Mr. Ingleman’s base salary be increased by $10,000 to $310,000 to reflect the market increase for the Chief Financial Officer position. Mr. Ingleman received a 14,500 share option grant at the beginning of the fiscal year to continue to reflect the intent to link total compensation of our executive officers with the interests of shareholders. Mr. Ingleman also received a bonus of $19,375 as a result of the achievement of the quality improvement goal in the Disk Drive Components Division portion of the fiscal 2007 annual cash incentive plan.

Richard J. Penn.  Mr. Penn’s total compensation was reviewed not only for his position as President of the Disk Drive Components Division, but also with consideration of his future potential in positions of increasing responsibilities with our company. In early fiscal 2007, Mr. Fortun recommended, and the compensation committee agreed, that Mr. Penn’s base salary should be increased by $30,000 to $370,000, and his annual cash incentive target percentage be increased from 50% to 60% of base salary. Mr. Fortun also recommended, and the compensation committee approved, an increase to Mr. Penn’s annual option grant to 30,000 shares to assure Mr. Penn’s long-term total compensation opportunity was more significantly linked to long-term shareholder value creation. Mr. Penn moved to the position of President of the BioMeasurement Division on April 22, 2007 in order to provide leadership for the growth of that division. For the portion of fiscal 2007 when Mr. Penn was President of the Disk Drive Components Division, Mr. Penn received a prorated bonus of $16,188 as a result of the achievement of the quality improvement goal in the Disk Drive Components Division portion of the fiscal 2007 annual cash incentive plan. For the portion of fiscal 2007 when Mr. Penn was President of the BioMeasurement Division, the divisional goals that were part of his annual cash incentive opportunity were those of the BioMeasurement Division. No payout was made in connection with the BioMeasurement Division goals for fiscal 2007.

R. Scott Schaefer.  Mr. Schaefer’s total compensation was reviewed and considered to be appropriately positioned for the Chief Technical Officer position. Mr. Schaefer is considered to be highly valued relative to his peers in the technical market and is positioned in the upper quartile of the market for the top technical position in our company. Mr. Fortun recommended, and the compensation committee agreed, that Mr. Schaefer’s base salary be increased by $10,000 to $325,000 to reflect the market increase for the Chief Technical Officer position. Mr. Schaefer also received a 14,500 share option grant at the beginning of the fiscal year to continue to reflect the intent to link total compensation of our executive officers with the interests of shareholders. Mr. Schaefer also received a bonus of $20,313 as a result of the achievement of the quality improvement goal in the Disk Drive Components Division portion of the fiscal 2007 annual cash incentive plan.

Kathleen S. Skarvan.  Ms. Skarvan began the fiscal year as the Disk Drive Components Division’s Vice President of Sales & Marketing, and was promoted on April 22, 2007 to be President of the Disk Drive Components Division. Ms. Skarvan received an increase in her annual base salary of $15,000 at the beginning of the fiscal year to reflect her growth in the Vice President of Sales & Marketing position, and an additional base salary increase of $25,000 to $290,000 to reflect her increased responsibility when she was promoted to her new position. Ms. Skarvan received a 12,000 share option grant at the beginning of the fiscal year in her capacity as Vice President of Sales & Marketing. Ms. Skarvan also received a bonus of $18,125 as a result of the achievement of the quality improvement goal in the Disk Drive Components Division portion of the fiscal 2007 annual cash incentive plan.

Resignation Agreement and Departure of Former Division President

In August 2007, with the approval of the board of directors and in recognition of her six years of contributions to the development of our BioMeasurement Division, we entered into a separation agreement with Christina M. Temperante, our former BioMeasurement Division President. In exchange for Ms. Temperante’s agreement to release any potential employment-related claims and to not solicit any of our employees to leave their employment for a period of 36 months after her employment ended, we agreed to pay Ms. Temperante $250,000, representing 12 months of base salary. In addition, we paid Ms. Temperante $25,407 for accrued but unused vacation. Upon termination of employment, Ms. Temperante forfeited unvested stock option awards covering 23,000 shares.

Forward-Looking Compensation Decisions

Our proxy statement includes a proposal to amend our Incentive Plan to replenish shares available for award, as well as to add stock appreciation rights to the Incentive Plan as a permitted form of award. Our intention is to continue our long-term equity incentive practice in concept, but to use stock appreciation rights rather than stock options to accomplish the same objective in a manner that is less dilutive to our shareholders.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
  Archibald Cox, Jr., Chairman
  William T. Monahan
  Richard B. Solum

Summary Compensation Table

The table and footnotes below describe the total compensation earned in fiscal 2007 by our “named executive officers,” who are the chief executive officer, the chief financial officer, the next three most highly compensated individuals who were serving as executive officers of our company on September 30, 2007, the last day of our fiscal year, and one individual who served as an executive officer for a portion of fiscal 2007 and would have been included among the three most highly compensated executive officers other than the chief executive officer and chief financial officer but for the fact that she was no longer serving as an executive officer at the end of fiscal 2007.

Summary Compensation Table for Fiscal 2007

					Non-Equity
					Incentive
			Option		Plan	All Other
			Awards		Compensation	Compensation	Total
Name and Principal Position	Year	Salary ($) (1)	($) (2)		($) (3)	($) (4)	($)

Wayne M. Fortun	2007	637,039	523,016		78,125	24,709	1,262,889
President and Chief Executive Officer
John A. Ingleman	2007	314,045	136,311		19,375	27,186	496,917
Senior Vice President and Chief Financial Officer
Richard J. Penn	2007	371,359	206,398		16,188	26,393	620,338
Senior Vice President and President of the BioMeasurement Division
R. Scott Schaefer	2007	329,330	139,119		20,313	25,097	513,859
Vice President and Chief Technical Officer
Kathleen S. Skarvan	2007	277,121	115,133		18,125	28,517	438,896
Vice President and President of the Disk Drive Components Division
Christina M. Temperante(5)	2007	256,338	0	(5)	0	275,839	532,177
Former Vice President and President of the BioMeasurement Division

(1)	The “Salary” column presents the base salary earned during the fiscal year, including any amounts contributed by the named executive officers to our company’s 401(k) plan. Because fiscal 2007 was a 53-week fiscal year, the salary amounts shown in the table are somewhat greater than the annualized, 52-week amounts discussed earlier under the caption “Compensation Discussion and Analysis.”

(2)	The “Option Awards” column presents the dollar amount of compensation expense recognized by our company for financial reporting purposes during fiscal 2007 in connection with all outstanding grants of options (including grants made prior to fiscal 2007) to each of the listed officers. We calculated these amounts in accordance with SFAS 123R based on the grant date fair value of the awards utilizing the assumptions set forth in Note 5 to our fiscal 2007 audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

(3)	The “Non-Equity Incentive Plan Compensation” column presents cash bonuses earned during fiscal 2007 under our annual cash incentive plan.

(4)	Amounts shown in the “All Other Compensation” column include the following:

	Company	Automobile	Financial
	Contribution	Allowance	Planning	Executive
Name	to 401(k) Plan	(a)	Assistance	Physical	Severance	Total

Wayne M. Fortun	13,500	10,215	980	14	—	24,709
John A. Ingleman	13,500	12,016	1,670	0	—	27,186
Richard J. Penn	13,500	11,693	1,200	0	—	26,393
R. Scott Schaefer	13,500	11,107	490	0	—	25,097
Kathleen S. Skarvan	14,844	11,948	340	1,385	—	28,517
Christina M. Temperante	14,711	10,378	750	0	250,000	275,839

(a)	The amount shown for the automobile allowance represents the portion of the total lease cost that reflects personal use of a company-leased automobile. The amounts shown for financial planning assistance and executive physicals are determined by the amounts paid to third-party providers.

(5)	Ms. Temperante’s employment with our company ended on August 29, 2007. Ms. Temperante forfeited previously awarded stock options to the extent they were not yet vested and exercisable at the date her employment ended, and was entitled to exercise previously vested stock options for a period of three months after her employment ended. The forfeiture of her unvested awards resulted in a reversal of $109,517 in compensation expense previously recognized during fiscal 2007 with respect to these option awards.

Grants of Plan-Based Awards in Fiscal 2007

For services during fiscal 2007, the named executive officers received two types of plan-based awards: (i) a cash award under the annual cash incentive plan (paid in the first quarter of fiscal 2008), and (ii) a combination of incentive and non-qualified stock option awards granted on November 29, 2006 under the Incentive Plan. Each stock option vests and becomes exercisable as to 50% of the shares subject to the option on each of the second and third anniversaries of the date of grant, has a ten-year term and has an exercise price equal to the closing price of a share of our common stock on the day before the date of grant.

Under the annual cash incentive plan, an annual incentive target, expressed as a percentage of base salary, was approved for each executive officer by our board of directors upon the recommendation of the compensation committee. The plan was structured so that the actual cash incentive paid to an executive officer could range from 0 to 200% of that officer’s annual incentive target, depending on the performance of our company and its Disk Drive Components and BioMeasurement Divisions against the relevant financial and strategic business goals.

For each executive officer, 50% of the total cash incentive opportunity was dependent on a corporate financial goal based on our company’s earnings before taxes for fiscal 2007. The amount to be paid was based on the degree to which actual earnings before taxes for the fiscal year were above (subject to a ceiling, above which no additional payout would be made) or below (subject to a floor, below which no payout would be made) the pre-established objective for earnings before taxes. Although the compensation committee may adjust the calculation of earnings before taxes to exclude the impact of charges or gains the compensation committee believes are not representative of the underlying earnings performance of our company, no such adjustments were made for fiscal 2007.

The other half of the total cash incentive opportunity for each executive officer under the annual cash incentive plan for fiscal 2007 was dependent on the degree to which the Disk Drive Components Division or the BioMeasurement Division achieved specified strategic business goals. For the Disk Drive Components Division in fiscal 2007, these goals were in the areas of market position, long-term growth potential and innovation, quality and service, and manufacturing proficiency. Achievements in each of these areas were equally-weighted at 12.5% of the total cash incentive opportunity, with target and maximum goals established in each. For the BioMeasurement Division in fiscal 2007, the goals involved achieving specified levels of market penetration for the InSpectratm StO2 System. As with the corporate earnings before taxes goal, the amount to be paid based on these divisional objectives was subject to a ceiling (above which no further payout would be made) and a floor (below which no payout would be made) in relation to achievement of certain pre-established thresholds.

Annual cash incentive payouts for fiscal 2007 as disclosed in the Summary Compensation Table above reflected the achievement of target performance with regard to the quality and service goal for the Disk Drive Components Division, resulting in payouts of 12.5% of the total cash incentive opportunity to those executive officers whose incentive opportunity included Disk Drive Components Division goals. Performance against the corporate earnings before taxes goal and the other divisional goals was insufficient to warrant any additional payout under the annual cash incentive plan.

For fiscal 2008, executive officers who provide corporate support to both divisions rather than solely to one division will have 50% of their total cash incentive opportunity based on corporate earnings before taxes, 25% based on the strategic business goals established for our Disk Drive Components Division and 25% based on the strategic business goals established for our BioMeasurement Division. In addition, a pre-established minimum level of corporate earnings before taxes must be achieved in order for our chief executive officer and chief financial officer to receive any cash incentive payout for fiscal 2008.

Grants of Plan-Based Awards in Fiscal 2007

					All Other
					Option
					Awards:			Grant Date
		Estimated Possible			Number of	Exercise or	Closing	Fair Value
		Payouts Under			Securities	Base Price	Market	of Stock
		Non-Equity Incentive Plan Awards(1)			Underlying	of Option	Price on	and Option
	Grant	Threshold	Target	Maximum	Options	Awards	Date of	Awards
Name	Date	($)	($)	($)	(#)	($/Sh) (2)	Grant ($)	($) (3)

Wayne M. Fortun	—	0	625,000	1,250,000	—	—	—	—
	11-29-06	—	—	—	75,000	23.05	23.19	1,067,700
John A. Ingleman	—	0	155,000	310,000	—	—	—	—
	11-29-06	—	—	—	14,500	23.05	23.19	206,422
Richard J. Penn	—	0	222,000	444,000	—	—	—	—
	11-29-06	—	—	—	30,000	23.05	23.19	427,080
R. Scott Schaefer	—	0	162,000	325,000	—	—	—	—
	11-29-06	—	—	—	14,500	23.05	23.19	206,422
Kathleen S. Skarvan	—	0	145,000	290,000	—	—	—	—
	11-29-06	—	—	—	12,000	23.05	23.19	170,832
Christina M Temperante(4)	—	0	125,000	250,000	—	—	—	—
	11-29-06	—	—	—	12,000	23.05	23.19	170,832

(1)	These columns present possible payments under the annual incentive plan for fiscal 2007. See the Summary Compensation Table for fiscal 2007 (under the column “Non-Equity Incentive Plan Compensation”) for the actual amount paid to each named executive officer under the fiscal 2007 annual incentive plan.

(2)	The exercise price of options awarded during fiscal 2007 was the closing price of a share of our company’s common stock on the NASDAQ Global Select Market on the trading day before the date of grant.

(3)	Represents the grant date fair value of options awarded during fiscal 2007 calculated in accordance with SFAS 123R.

(4)	Ms. Temperante’s employment ended on August 29, 2007. As a result, she was not eligible to receive a payout under the company’s annual cash incentive plan for fiscal 2007 and forfeited the option award shown in this table.

Outstanding Equity Awards

The table below provides information on each named executive officer’s outstanding equity awards as of September 30, 2007. The equity awards consist solely of stock options granted under the Incentive Plan (or in some cases, its predecessor plan).

Outstanding Equity Awards at Fiscal 2007 Year-End

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised
		Options	Options	Option Exercise	Option
		(#)	(#)	Price	Expiration
Name	Grant Date	Exercisable	Unexercisable(1)	($)	Date

Wayne M. Fortun	11/19/1997	40,000	—	24.75	11/19/2007
	11/18/1998	30,000	—	29.63	11/18/2008
	11/17/1999	54,670	—	18.75	11/17/2009
	11/15/2000	50,000	—	19.13	11/15/2010
	11/28/2001	50,000	—	21.64	11/28/2011
	11/20/2002	50,000	—	24.77	11/20/2012
	11/19/2003	40,000	—	32.38	11/19/2013
	12/1/2004	40,000	—	32.77	12/1/2014
	11/30/2005	—	40,000	27.46	11/30/2015
	11/29/2006	—	75,000	23.05	11/29/2016
Total		354,670	115,000
John A. Ingleman	11/19/1997	17,370	—	24.75	11/19/2007
	11/18/1998	11,390	—	29.63	11/18/2008
	11/17/1999	25,000	—	18.75	11/17/2009
	11/15/2000	16,000	—	19.13	11/15/2010
	11/28/2001	16,000	—	21.64	11/28/2011
	11/20/2002	16,000	—	24.77	11/20/2012
	11/19/2003	12,800	—	32.38	11/19/2013
	12/1/2004	12,750	—	32.77	12/1/2014
	11/30/2005	—	14,000	27.46	11/30/2015
	11/29/2006	—	14,500	23.05	11/29/2016
Total		127,310	28,500
Richard J. Penn	11/19/1997	12,530	—	24.75	11/19/2007
	11/18/1998	11,390	—	29.63	11/18/2008
	11/17/1999	19,670	—	18.75	11/17/2009
	11/15/2000	10,780	—	19.13	11/15/2010
	11/28/2001	11,380	—	21.64	11/28/2011
	11/20/2002	15,000	—	24.77	11/20/2012
	11/19/2003	12,800	—	32.38	11/19/2013
	12/1/2004	12,750	—	32.77	12/1/2014
	11/30/2005	—	15,500	27.46	11/30/2015
	11/29/2006	—	30,000	23.05	11/29/2016
Total		106,300	45,500

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised
		Options	Options	Option Exercise	Option
		(#)	(#)	Price	Expiration
Name	Grant Date	Exercisable	Unexercisable(1)	($)	Date

R. Scott Schaefer	11/19/1997	16,570	—	24.75	11/19/2007
	11/18/1998	11,140	—	29.63	11/18/2008
	11/17/1999	25,000	—	18.75	11/17/2009
	11/15/2000	16,000	—	19.13	11/15/2010
	11/28/2001	16,000	—	21.64	11/28/2011
	11/20/2002	16,000	—	24.77	11/20/2012
	11/19/2003	12,800	—	32.38	11/19/2013
	12/1/2004	12,750	—	32.77	12/1/2014
	11/30/2005	—	14,500	27.46	11/30/2015
	11/29/2006	—	14,500	23.05	11/29/2016
Total		126,260	29,000
Kathleen S. Skarvan	11/20/2002	6,290	—	24.77	11/20/2012
	11/19/2003	12,800	—	32.38	11/19/2013
	12/1/2004	11,500	—	32.77	12/1/2014
	11/30/2005	—	12,000	27.46	11/30/2015
	11/29/2006	—	12,000	23.05	11/29/2016
Total		30,590	24,000
Christina M. Temperante(2)	7/2/2001	22,500	—	19.05	7/2/2011
	11/28/2001	10,000	—	21.64	11/28/2011
	11/20/2002	10,000	—	24.77	11/20/2012
	11/19/2003	8,000	—	32.38	11/19/2013
	12/1/2004	11,500	—	32.77	12/1/2014
Total		62,000	—

(1)	Each stock option vests and becomes exercisable as to 50% of the shares subject to the option on each of the second and third anniversaries of the date of grant.

(2)	Ms. Temperante’s options remained exercisable following her termination of employment until November 29, 2007.

Option Exercises and Stock Vested

The table below provides information regarding stock option exercises by named executive officers during the fiscal year ended September 30, 2007. None of the named executive officers had any other form of stock award that vested during the most recent fiscal year.

Option Exercises and Stock Vested During Fiscal 2007

Option Awards
	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($) (1)

Wayne M. Fortun	225,000	1,117,575
John A. Ingleman	15,000	69,405
Richard J. Penn	—	—
R. Scott Schaefer	—	—
Kathleen S. Skarvan	—	—
Christina M. Temperante	—	—

(1)	Represents the difference between the market value of the shares acquired upon exercise (calculated using the closing price of a share of our common stock on the NASDAQ Global Select Market) and the aggregate exercise price of the shares acquired.

Potential Payments Upon Termination or Change in Control

None of our executive officers has an employment, severance or change in control agreement with us. As a result, none of our executive officers has any right to severance payments or benefits from us. The compensation committee does, however, retain the discretion to make a severance payment to an executive officer if it believes the specific circumstances warrant a payment. The compensation committee did exercise this discretion on one occasion during fiscal 2007 with respect to Ms. Temperante’s termination of employment, and approved a lump-sum cash severance payment to her of $250,000 in consideration of her execution of a separation agreement and release of claims. The separation agreement provides that Ms. Temperante will cooperate and consult with our company as requested in connection with matters for which she had responsibility while an employee and will refrain for a period of 36 months from soliciting or hiring employees of our company, and that a pre-existing confidentiality and non-compete agreement will remain in effect.

As to the other named executive officers, the information below describes the compensation that would become payable under existing plans and arrangements if an executive officer’s employment terminates under certain circumstances or if a change in control of the company occurs, and estimates the amount of that compensation that would have become payable to each named executive officer if employment had terminated or a change in control had occurred on September 30, 2007, the last day of our most recent fiscal year. This discussion does not address compensation and benefits generally available to salaried employees upon a termination of employment, such as accrued but unpaid base salary, unused vacation pay, distributions under our 401(k) plan or continued medical coverage for a limited period at the employee’s expense.

Equity Incentives

Under our Incentive Plan and the option award agreements under that Plan, if an executive officer’s employment ends due to death or disability, or after the executive officer has reached age 55 and completed at least ten years of service, the executive officer (or his estate) may exercise any outstanding stock option for three years after employment ends (but not beyond the expiration date of the stock option). If an executive officer’s employment ends for any other reason, a stock option may be exercised for three months after employment ends (but not beyond the expiration date of the stock option). If the executive officer’s employment ends because of death or disability, any stock option also will become fully exercisable for the period described above; if employment ends for any other reason, a stock option will remain exercisable only to the extent it was exercisable before employment ended.

Prior to the proposed amendment and restatement of our Incentive Plan as described on pages 13 through 19, the Incentive Plan and the option award agreements under that Plan have provided that all stock option awards will become exercisable in full upon a change in control of our company. This provision in option award agreements currently outstanding will not be changed if shareholders approve the proposed amendment and restatement of the Incentive Plan, but future awards under the Incentive Plan will not provide for the automatic acceleration of exercisability or vesting upon a change in control. Instead, exercisability or vesting of awards under the amendment and restatement of the Incentive Plan will accelerate upon a change in control only if the awards are not continued, canceled as described below or replaced in connection with the change in control. In addition, if a participant is terminated without cause within two years of a change in control in connection with which an option or SAR was continued or replaced, the exercisability of the resulting option or SAR will be accelerated. Under the Incentive Plan as proposed to be amended and restated, a “change in control” generally occurs if:

•	any person becomes the beneficial owner of 30% or more of the voting power of our equity securities;

•	a majority of our board of directors no longer consists of individuals who were directors at the time the Incentive Plan was adopted or who, since that time, were nominated for election or elected by our board of directors;

•	a reorganization, merger or consolidation involving our company, or a sale of all or substantially all of our company’s assets, is consummated; or

•	our shareholders approve a complete liquidation or dissolution of our company.

A change in control will not, however, occur in connection with a transaction described if beneficial ownership of 70% or more of the voting power of the buyer or surviving party in the transaction is beneficially owned in substantially the same proportions by persons who were beneficial owners of our voting securities before the transaction.

If a change in control occurs, the Incentive Plan also provides that our compensation committee may cancel outstanding stock options (and SARs if the proposed amendment and restatement is approved) and pay to the holders an amount in cash equal to the spread between the fair market value of the shares subject to the option (or SAR) immediately prior to the change in control and the aggregate exercise price of those option (or SAR) shares. The acceleration of awards or the making of cash payments in exchange for canceling awards in connection with a change in control will, however, be limited to the degree necessary to avoid having any portion of such compensation become subject to the excise tax imposed on “excess parachute payments” by the Internal Revenue Code.

If there is a proposed dissolution or liquidation of our company, a proposed sale of substantially all of its assets or a proposed merger or consolidation involving our company, the Incentive Plan provides that our compensation committee may:

•	substitute for any existing stock options (and SARs if the proposed amendment and restatement is approved) new options (or SARs) or voting common stock issued by the corporation surviving any merger or consolidation or, if appropriate, its parent corporation; or

•	declare prior to any such event that outstanding stock options (and SARs if the proposed amendment and restatement is approved) will be canceled and immediately make all options (and SARs) fully exercisable. The compensation committee may choose to pay to holders of options (and SARs) an amount in cash equal to the spread between the fair market value of the shares subject to the option (or SAR) as measured by the per share consideration to be received by our shareholders as a result of the event and the aggregate exercise price of those shares.

Annual Incentive Payments

An executive officer must be employed on the last day of a fiscal year to be entitled to receive annual cash incentive compensation pursuant to our annual cash incentive plan. If employment ends due to death or disability before the last day of a fiscal year, our compensation committee has discretion to pay a prorated amount of the cash incentive the executive officer would have received under the annual cash incentive plan had the death or disability not occurred.

The table that follows shows the value of stock option awards whose exercisability would have been accelerated if the named executive officer’s employment had terminated due to death or disability on September 30, 2007, or if a change in control of the company had occurred on that date. The option value is calculated based on the difference between the fair market value of our stock on September 30, 2007 and the exercise price of each unvested option.

Death, Disability or
Name	Change in Control ($)

Wayne M. Fortun	116,250
John A. Ingleman	22,475
Richard J. Penn	46,500
R. Scott Schaefer	22,745
Kathleen S. Skarvan	18,600

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2007 for compensation plans under which securities may be issued:

	Securities to be Issued	Weighted-Average	Securities Remaining
	Upon Exercise of	Exercise Price of	Available for Future
	Outstanding Options,	Outstanding Options,	Issuance Under Equity
Plan Category	Warrants and Rights (#)	Warrants and Rights ($)	Compensation Plans (#)

Equity Compensation Plans Approved by Securityholders	3,245,446 (1)	25.26	690,594 (2)
Equity Compensation Plans Not Approved by Securityholders	—	—	—
Total	3,245,446	25.26	690,594

(1)	Includes 3,205,336 shares under the Incentive Plan and 40,110 shares from the 1998 Stock Option Plan, under which no future awards may be made.

(2)	Includes securities available for future issuance under the Incentive Plan other than upon the exercise of an outstanding option.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than 10 percent of our common stock to file reports of their ownership of our common stock and changes in their ownership with the SEC. None of our officers or directors failed to file on a timely basis during fiscal 2007 any required report.

AUDIT COMMITTEE REPORT

The role of our committee, which is composed of three independent non-employee directors, is one of oversight of our company’s management and independent registered public accounting firm in regard to our company’s financial reporting and controls respecting accounting and risk of material loss. In performing our oversight function, we relied upon advice and information received in our discussions with management and the independent registered public accounting firm.

We have (a) reviewed and discussed with management and our company’s independent registered public accounting firm our company’s audited financial statements for the fiscal year ended September 30, 2007, management’s assessment of the effectiveness of our company’s internal control over financial reporting and our company’s independent registered public accounting firm’s evaluation of our company’s internal control over financial reporting; (b) discussed with our company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU § 380); and (c) received the written disclosures and the letter from our company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with our company’s independent registered public accounting firm their independence.

Based on the review and discussions with management and our company’s independent registered public accounting firm referred to above, we recommended to our company’s board of directors that the audited financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the SEC.

Audit Committee
  W. Thomas Brunberg, Chair
  Russell Huffer
  Thomas R. VerHage

ADDITIONAL INFORMATION

Our 2007 Annual Report and our Annual Report on Form 10-K for fiscal 2007, including financial statements, are being mailed with this proxy statement to our shareholders of record. Shareholders whose shares are held in a brokerage, bank or similar account will receive a Notice Regarding the Availability of Proxy Materials from the organization holding the account. The Notice contains instructions on how to access our proxy materials on the Internet and how to request a paper or e-mail copy of our proxy materials, including our 2007 Annual Report and Annual Report on Form 10-K.

As of the date of this proxy statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the persons named in the proxies solicited by our board of directors, in accordance with their best judgment, will vote the shares represented by these proxies.

Shareholders who wish to obtain an additional copy of our Annual Report on Form 10-K for fiscal 2007 may do so without charge by writing to John A. Ingleman, Senior Vice President and Chief Financial Officer, 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350.

By Order of the Board of Directors,

Peggy Steif Abram
Secretary
Dated: December 17, 2007

APPENDIX A

HUTCHINSON TECHNOLOGY INCORPORATED
1996 INCENTIVE PLAN
(As Amended and Restated January 30, 2008)

1.  Purpose.  The purpose of the 1996 Incentive Plan (the “Plan”) is to promote the interests of Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”), and its shareholders by providing personnel of the Company and any subsidiaries thereof with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability. This Plan provides for the issuance of certain awards consisting of stock options and stock appreciation rights (“SARs”) granted as provided in section 5 hereof and stock awards granted as provided in section 6 hereof. It is intended that the Plan and all awards granted pursuant to it will not provide for the deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulations or guidance issued thereunder by the Internal Revenue Service or Department of the Treasury (“Section 409A”), and the Plan will be administered consistent with that intent.

2.  Administration.

(a) General.  This Plan shall be administered by a committee of two or more directors of the Company (the “Committee”) appointed by the Company’s Board of Directors (the “Board”). If the Board has not appointed a committee to administer this Plan, then the Board shall constitute the Committee. The Committee shall have the power, subject to the limitations contained in this Plan, to fix any terms and conditions for the grant or exercise of any award under this Plan. No director shall serve as a member of the Committee unless such director shall be a “non-employee director” as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute or regulation comprehending the same subject matter. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any award granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders and optionees.

(b) Indemnification.  To the full extent permitted by law, (i) no member of the Committee or person to whom authority under this Plan is delegated shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder, and (ii) the members of the Committee and each person to whom authority under this Plan is delegated shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations.

(c) Delegation of Authority.  To the extent permitted by law, the Committee may delegate all or any part of its authority under this Plan to the chief executive officer of the Company for purposes of granting and administering awards granted to persons other than persons who are then subject to the reporting requirements of Section 16 of the Exchange Act (“Section 16 Individuals”). The chief executive officer of the Company may, in turn, delegate such authority to such other officer of the Company as the chief executive officer may determine.

(d) Action by Board.  Notwithstanding paragraph 2(a), above, any grant of awards hereunder to any director of the Company who is not an employee of the Company at the time of grant (“Non-Employee Director Award”), and any action taken by the Company with respect to any Non-Employee Director Award, including any amendment thereto, and any modification of the terms, conditions or restrictions relating to any stock award constituting a Non-Employee Director Award, any acceleration of the vesting of any option constituting a Non-Employee Director Award, any extension of the time within which any option constituting a Non-Employee Director Award may be exercised, any determination pursuant to section 9 relating to the payment of the purchase price of Shares (as defined in section 3 below) subject to an option constituting a Non-Employee Director Award, or any action pursuant to section 10 relating to the payment of withholding taxes, if any, through the use of Shares with respect to a Non-Employee Director Award shall be subject to prior approval by the Board.

3.  Shares.  Awards under this Plan may consist of any one or more of stock options (either incentive stock options or non-qualified stock options), SARs or stock awards. The shares that may be made subject to awards granted under this Plan shall be authorized and unissued shares of Common Stock of the Company, par value $.01 per share (“Shares,” and each individually a “Share”), and they shall not exceed 6,750,000 Shares in the aggregate, any or all of which may be awarded in the form of incentive stock options, subject to adjustment as provided in section 14 below. If any award lapses, terminates or is forfeited for any reason before such award has been completely exercised or fully vested, the Shares covered by the unexercised or unvested portion of such award may again be made subject to awards granted under this Plan. Any Shares subject to an award that is settled in cash in lieu of Shares may again be made subject to awards granted under this Plan. SARs that are settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares actually issued upon settlement of the SARs. No fractional Shares may be issued under the Plan, and in connection with any calculation under the Plan that would otherwise result in the issuance or withholding of a fractional Share, the number of Shares will be rounded down to the nearest whole Share.

4.  Eligible Participants.  Stock awards, SARs and options may be granted under this Plan to any full-time employee of the Company, or any parent or subsidiary thereof, including any such person who is also an officer or director of the Company or any parent or subsidiary thereof. Stock awards and non-statutory stock options (as defined in paragraph 5(a) below) also may be granted to (i) any other employee of the Company, or any parent or subsidiary thereof, (ii) any director of the Company who is not an employee of the Company or any parent or subsidiary thereof, (iii) other individuals or entities who are not employees but who provide services to the Company or a parent or subsidiary thereof in the capacity of an advisor or consultant, and (iv) any individual or entity that the Company desires to induce to become an employee, advisor or consultant, but any such grant shall be contingent upon such individual or entity becoming employed by the Company or a parent or subsidiary thereof. References herein to “employed,” “employment” and similar terms (except “employee”) shall include the providing of services in the capacity of an advisor or consultant or as a director. The employees and other individuals and entities to whom awards may be granted pursuant to this section 4 are referred to herein as “Eligible Participants.”

5.  Terms and Conditions of Employee, Advisor, Consultant and Director Options and Stock Appreciation Rights.

(a) General.  Subject to the terms and conditions of this Plan, the Committee may, from time to time during the term of this Plan, grant to such Eligible Participants as the Committee may determine (i) options to purchase such number of Shares of the Company on such terms and conditions as the Committee may determine, and/or (ii) SARs, each representing the right to receive upon exercise an amount, payable in Shares, cash or a combination of Shares and cash, equal to the difference between the Fair Market Value (as defined in section 8 below) of one Share as of the date of exercise and the Fair Market Value of one Share as of the date of grant. In determining the Eligible Participants to whom options and SARs shall be granted and the number of Shares to be covered by each option or SAR, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. The date and time of approval by the Committee of the granting of an option or SAR shall be considered the date and the time of the grant of such option or SAR. The Committee in its sole discretion may designate whether an option granted to an employee is to be considered an “incentive stock option” (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or any amendment thereto) or a non-statutory stock option (an option granted under this Plan that is not intended to be an “incentive stock option”). The Committee may grant both incentive stock options and non-statutory stock options to the same employee. However, if an incentive stock option and a non-statutory stock option are awarded simultaneously, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other. To the extent that the aggregate Fair Market Value (as defined in section 8 below) of Shares with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as non-statutory stock options. The maximum number of Shares subject to options and SARs that may be granted to any one Eligible Participant under the Plan in any fiscal year of the Company may not exceed 100,000 Shares (subject to adjustment pursuant to section 14 hereof). Notwithstanding the foregoing, no incentive stock option may be granted under this Plan unless this Plan is approved by the shareholders of the Company within twelve months after the effective date of this Plan. SARs may be awarded in tandem with options, and such tandem awards shall provide that to the extent that either form of award is exercised with respect to a specified number of Shares, such exercise will automatically effect the cancellation of the other form of award with respect to an equal number of Shares.

(b) Exercise Price.  The exercise price of an option means the amount for which a Share may be purchased upon the exercise of the option, while the exercise price of an SAR means the amount per share that is subtracted from the Fair Market Value in determining the amount payable upon exercise of the SAR. The exercise price of an option or SAR shall be fixed by the Committee, subject, however, to the remainder of this paragraph 5(b). For non-statutory stock options and SARs, such exercise price may be set at any price the Committee may determine; provided, however, that such exercise price shall be not less than 100% of the Fair Market Value of a Share on the date of grant. For incentive stock options, such exercise price shall be not less than 100% of the Fair Market Value of a Share on the date of grant, provided that if such incentive stock option is granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a “10% Shareholder”), such exercise price shall be no less than 110% of the Fair Market Value of a Share on the date of grant.

(c) Vesting and Exercisability.  Each option or SAR award agreement provided for in section 7 shall specify when the applicable option or SAR granted under this Plan shall vest and become exercisable with respect to the Shares covered by the option or SAR. Subject to sections 11, 12 and 13, no portion of any option or SAR granted under this Plan after November 30, 2004 shall vest and become exercisable with respect to the Shares covered thereby before the date one year following the date of grant, and no such option or SAR shall be fully vested and exercisable before the date that is three years after the date of grant. Notwithstanding the foregoing or the provisions of any option or SAR award agreement provided for in section 7, the Committee may, in its sole discretion, declare at any time that any option or SAR granted under this Plan shall be immediately exercisable.

(d) Termination.  Each option or SAR granted pursuant to this section 5 shall expire, and all rights to purchase Shares or receive payment thereunder shall terminate, at 5:00 p.m. Central Time on the earliest of:

(i) ten years after the date such option or SAR is granted (or in the case of an incentive stock option granted to a 10% Shareholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option or SAR is granted;

(ii) the expiration of the period after the termination of the participant’s employment within which the option or SAR is exercisable as specified in paragraph 11(b) or 11(c), whichever is applicable (provided that the Committee may, in any option or SAR award agreement provided for in section 7 or by Committee action with respect to any outstanding option or SAR, extend the periods specified in paragraph 11(b) or 11(c)); or

(iii) the date, if any, fixed for cancellation pursuant to paragraph 12(c) or section 13 below.

The applicable date specified in this paragraph 5(d) will be the termination date regardless of whether or not such date is a business day.

(e) Repricing.  Except as provided in section 14, neither the Board nor the Committee shall cause the Company to reduce the exercise price of any outstanding option or SAR, whether through amendment, exchange of awards, or other means, without the approval of the shareholders of the Company.

6.  Terms and Conditions of Employee, Advisor, Consultant and Director Stock Awards.  The Committee may, from time to time during the term of this Plan, grant stock awards to such Eligible Participants as the Committee may determine, such stock awards consisting of grants of Shares to be issued to the designated Eligible Participants. In determining the Eligible Participants to whom stock awards shall be granted and the number of Shares to be covered by each stock award, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. Shares issued pursuant to any stock award to an Eligible Participant other than an employee of the Company may be unrestricted. Shares issued pursuant to any stock award to an Eligible Participant may be subject to such conditions, limitations and restrictions, if any, as the Committee may determine. If the Committee grants to an employee a stock award that vests with the passage of time, such stock award shall provide that no more than one-third of the Shares subject to that stock award may vest in any year (except that a stock award which vests with the passage of time may provide for accelerated vesting in whole or in part as a result of the attainment of an annual performance target). Subject to the provisions of the Plan, the Committee may provide for the acceleration of the vesting of and the lapse of restrictions on a stock award in connection with a Change of Control, an employee’s death or disability, an employee’s termination of employment from the Company after such employee has reached the age of 55 and has been employed by the Company for at least 10 years (whether or not consecutive), or an employee’s termination of employment by the Company or a subsidiary without Cause (as defined in subparagraph 12(b)(iv) below). The maximum number of Shares that may be granted as stock awards under this Plan shall not exceed 150,000 (subject to adjustment pursuant to section 14 hereof) and the maximum number of Shares that may be granted to any one Eligible Participant pursuant to any stock award under this Plan in any fiscal year of the Company may not exceed 100,000 Shares (subject to adjustment pursuant to section 14 hereof).

7.  Award Agreements.  Except for stock awards that involve only the immediate issuance of unrestricted Shares, all awards granted under this Plan shall be evidenced by a written or electronic agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate the type of award and, if an option award, whether the options being granted thereunder are non-statutory stock options or incentive stock options. An award will not become effective unless acceptance of the award agreement in a manner permitted by the Committee is received by the Company within 30 days of the date the award agreement is sent to the participant.

8.  Fair Market Value.  For purposes of this Plan, the “Fair Market Value” of a Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Share on the date in question or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if Shares are not quoted on the Composite Tape for New York Stock Exchange listed shares, on the NASDAQ Global Select Market or any similar system then in use or, if Shares are not included in the NASDAQ Global Select Market or any similar system then in use, the mean between the closing “bid” and the closing “asked” quotation of a Share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the NASDAQ Global Market, NASDAQ Capital Market or any similar system then in use, provided that if the Shares in question are not quoted on any such system, Fair Market Value shall be what the Committee determines in good faith and in a manner consistent with Section 409A to be 100% of the fair market value of a Share as of the date in question.

9.  Manner of Exercise of Options and SARs.

(a) Notice of Exercise.  A person entitled to exercise an option or SAR granted under this Plan may, subject to the terms and conditions of the applicable award agreement and the terms and conditions of this Plan, exercise the vested portion of the award in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its Vice President, Human Resources, of written or electronic notice of exercise, specifying the number of Shares with respect to which the option or SAR is being exercised, or by such other means as the Board or Committee may approve.

(b) Payment of Option Exercise Price.  The purchase price of the Shares with respect to which an option is being exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law, the holder of an option may simultaneously exercise an option and sell all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price of each Share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) or, at the discretion of the person exercising the option, by delivery to the Company of unencumbered Shares, by a reduction in the number of Shares delivered to the participant upon exercise of the option, or by a combination of cash and such Shares (in each case such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the purchase price being paid through such delivery or reduction of Shares); provided, however, that no person shall be permitted to pay any portion of the purchase price with Shares if the Committee, in its sole discretion, determines that payment in such manner is undesirable. The granting of an option to a person shall give such person no rights as a shareholder except as to Shares issued to such person.

(c) Exercise of SARs.  Upon exercise of an SAR, the participant shall receive from the Company Shares, cash or any combination of Shares and cash as the Committee shall determine in its sole discretion at the time of grant of the SAR. The amount of cash and/or the Fair Market Value of Shares received upon the exercise of an SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SAR exceeds the exercise price of the Shares. If, on the date an SAR expires, (i) the exercise price of such SAR is less than the Fair Market Value on such date, and (ii) any vested portion of such SAR has not yet been exercised, then such SAR shall automatically be deemed to be exercised as of such date with respect to such vested portion.

10.  Tax Withholding.  A participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with an award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied. A participant may be required to pay the Company a cash amount equal to the amount of any required withholdings. The Committee may permit payment of such amount by a process in which the participant irrevocably instructs a broker to sell a sufficient number of Shares to pay such withholding tax obligations and to remit the proceeds to the Company. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, provide in any award agreement provided for in section 7 (or provide by Committee action with respect to any outstanding award) that a participant may cover all or any part of the minimum statutory tax withholding requirement in connection with an award through the delivery to the Company of unencumbered Shares, through a reduction in the number of Shares delivered to the person exercising the option or SAR or through a subsequent return to the Company of Shares delivered to the participant pursuant to the award (in each case, such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the withholding taxes being paid through such delivery, reduction or subsequent return of Shares).

11.	Transferability and Termination of Employment.

(a) Transferability.  During the lifetime of a participant, only such participant or his or her guardian or legal representative may exercise options or SARs granted under this Plan, and except as provided in this paragraph 11(a), no option or SAR granted under this Plan shall be assignable or transferable by the participant otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Any participant may transfer a non-statutory stock option or SAR granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the award agreement with respect to such option or SAR expressly so provides either at the time of initial grant or by amendment to an outstanding award agreement, and (ii) the participant does not receive any consideration for the transfer. Any options or SARs held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such options or SARs immediately prior to their transfer and may be exercised by such transferee as and to the extent that such option or SAR has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable award agreement. For purposes of any provision of this Plan relating to notice to a participant or to vesting or termination of an option or SAR upon the death, disability or termination of employment of a participant, the references to “participant” shall mean the original grantee of an option or SAR and not any transferee.

(b) Termination of Employment During Lifetime.  During the lifetime of a participant, an option or SAR granted to such participant may be exercised only while the participant is employed by the Company or by a parent or subsidiary thereof, and only if such participant has been continuously so employed since the date the option or SAR was granted, except that:

(i) if a participant’s employment is terminated other than due to Disability (as defined in paragraph 11(d)) or by the Company for Cause (as defined in subparagraph 12(b)(iv) below), an option or SAR shall continue to be exercisable for three months after termination of the participant’s employment (provided, however, that if (a) the participant has been employed by the Company for at least ten years (whether or not consecutive), and (b) the participant’s employment with the Company terminates after the participant has reached age 55, then an option or SAR shall continue to be exercisable at any time within three years after termination of the participant’s employment), but only to the extent that the option or SAR was exercisable immediately prior to such participant’s termination of employment;

(ii) if a participant’s employment is terminated due to Disability, an option or SAR shall continue to be exercisable within three years after termination of such optionee’s employment;

(iii) if a participant’s employment is terminated by the Company for Cause, all option and SAR awards to the participant will terminate immediately upon such termination of employment; and

(iv) as to any participant whose termination occurs following a declaration pursuant to section 13 below, an option or SAR may be exercised at any time permitted by such declaration.

(c) Termination Upon Death.  With respect to a participant whose employment terminates by reason of death, any option or SAR granted to such participant may be exercised within three years after the death of such participant.

(d) Vesting Upon Disability or Death.  If a participant’s employment with the Company or any parent or subsidiary thereof terminates due to the Disability (as hereinafter defined) or death of the participant, any option or SAR granted to such participant that was not previously vested and exercisable shall become immediately vested and exercisable in full if the participant shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option or SAR was granted and the date of such termination. “Disability” of a participant shall mean any physical or mental incapacitation whereby such participant is therefore unable for a period of six consecutive months to perform his or her duties for the Company or any parent or subsidiary thereof. “Disabled,” with respect to any participant, shall mean that such participant has incurred a Disability.

(e) Transfers, Leaves of Absence and Change in Status.  Neither the transfer of employment of a person to whom an award is granted between any combination of the Company, a parent corporation or a subsidiary thereof, nor a leave of absence granted to such person and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. Similarly, any change in status from an employee to an advisor or consultant to the Company or any parent or subsidiary thereof shall not be deemed a termination of employment for purposes of this Plan. The terms “parent” or “parent corporation” and “subsidiary” as used in this Plan shall have the meaning ascribed to “parent corporation” and “subsidiary corporation”, respectively, in Sections 424(e) and (f) of the Code.

(f) Right to Terminate Employment.  Nothing contained in this Plan, or in any award agreement granted pursuant to this Plan, shall confer upon any participant any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate such participant’s employment at any time.

(g) Expiration Date.  In no event shall any option or SAR be exercisable at any time after the time it shall have expired in accordance with paragraph 5(d) of this Plan. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

12.  Change in Control.

(a) Definition.  For purposes of this Plan, a “Change in Control” of the Company shall be deemed to occur if any of the following occur:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided, however, that the following shall not constitute a Change in Control pursuant to this paragraph (a)(i):

(A)	any acquisition or beneficial ownership by the Company or a subsidiary;

(B)	any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

(C)	any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 70% of both the combined voting power of the Company’s then outstanding Voting Securities and the Shares of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

(ii) A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. “Continuing Directors” shall mean: (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company, or (C) any individual elected or appointed by the Board of Directors of the Company to fill a vacancy on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill a newly-created directorship;

(iii) The consummation of a reorganization, merger or consolidation of the Company, a statutory exchange of outstanding Voting Securities of the Company, or a sale or other disposition (in one or a series of transactions) of all or substantially all of the assets of the Company (each, a “Transaction”), unless immediately following such Transaction, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such Transaction beneficially own, directly or indirectly, more than 70% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the surviving or acquiring entity resulting from such Transaction in substantially the same proportions as their ownership, immediately prior to such Transaction, of the Voting Securities and Shares of the Company, as the case may be; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(b) Effect of a Change in Control.  Upon the occurrence of a Change in Control, outstanding options that were granted before January 30, 2008 will be treated as described in subparagraph 12(b)(i), outstanding options and SARs granted on or after January 30, 2008 will be treated as described in subparagraph 12(b)(ii), and outstanding stock awards will be treated as described in subparagraph 12(b)(iii).

(i) If a Change in Control of the Company shall occur, then, without any action by the Committee or the Board, each option granted under this Plan before January 30, 2008 and not already exercised in full or otherwise terminated, expired or canceled shall become immediately vested and exercisable in full.

(ii) If, in connection with a Change in Control of the Company, any outstanding option or SAR award is neither (A) continued in effect by the Company, (B) assumed or replaced by the surviving or successor corporation or its direct or indirect parent in a manner that complies with Sections 424 and 409A of the Code with a comparable equity award that preserves the existing value of the award at the time of the Change in Control and includes a vesting/exercisability schedule that is the same as or more favorable to the participant, or (C) canceled as provided in paragraph 12(c) or section 13, then such outstanding option(s) or SAR(s) shall vest and become fully exercisable upon the effective date of the Change in Control. If any outstanding option or SAR is continued, assumed or replaced as provided in the previous sentence, and if within two years after the Change in Control a participant experiences an involuntary termination of employment by the Company for reasons other than Cause (as defined in subparagraph 12(b)(iv) below), then all of the participant’s outstanding and unvested options and SARs shall fully vest and become exercisable and shall remain exercisable for one year after the date his or her employment is terminated.

(iii) If, in connection with a Change in Control of the Company, any outstanding and unvested stock award is either (A) continued in effect by the Company, or (B) assumed or replaced by the surviving or successor corporation or its direct or indirect parent in a manner that complies with Sections 424 and 409A of the Code with a comparable equity award that preserves the existing value of the award at the time of the Change in Control and includes a vesting schedule that is the same as or more favorable to the participant, and if within two years after the Change in Control a participant experiences an involuntary termination of employment by the Company for reasons other than Cause (as defined in subparagraph 12(b)(iv) below), then all of the participant’s outstanding and unvested stock awards shall fully vest. If any outstanding and unvested stock award is not continued, assumed or replaced in connection with a Change in Control as provided in the previous sentence, then the effect of the Change in Control on any outstanding and unvested stock award shall be as specified in the applicable stock award agreement.

(iv) For purposes of this Plan, “Cause” shall have the meaning ascribed to it in a participant’s employment or award agreement, or in the absence of any such agreement or any such defined term in such agreement, shall mean (A) the participant’s material breach of any confidentiality, non-solicitation, non-competition, invention assignment or similar agreement with the Company or any subsidiary, (B) an act or acts of dishonesty undertaken by the participant resulting in gain or personal enrichment of the participant at the expense of the Company, (C) persistent failure by the participant to perform the duties of the participant’s employment, (D) any failure by the participant to materially conform to the Company’s business conduct or ethics code, or (E) the indictment or conviction of the participant for a felony.

(c) Cash Payment.  If a Change in Control of the Company shall occur, then, so long as a majority of the members of the Board are Continuing Directors, the Committee, in its sole discretion, and without the consent of the holder of any option or SAR affected thereby, may determine that some or all outstanding options and SARs shall be cancelled as of the effective date of any such Change in Control and that the holder or holders of such cancelled options and SARs shall receive, with respect to the options and SARs cancelled, as of the date of such cancellation, cash in an amount, for each Share subject to an option or SAR, equal to the excess of the per Share Fair Market Value of such Shares immediately prior to such Change in Control of the Company over the exercise price per Share of such options or SARs.

(d) Limitation on Change in Control Payments.  Notwithstanding anything in paragraph 12(b) or 12(c) above or section 13 below to the contrary, if, with respect to a participant, the acceleration of the vesting and exercisability of an option, SAR or stock award, or the payment of cash in exchange for all or part of an option or SAR as provided in paragraph 12(c) above or section 13 below (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such participant has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then such acceleration and payments pursuant to paragraph 12(b) or 12(c) above or section 13 below shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

13.  Dissolution, Liquidation, Merger.  In the event of (a) the proposed dissolution or liquidation of the Company, (b) a proposed sale of substantially all of the assets of the Company, or (c) a proposed merger, consolidation of the Company with or into any other entity, regardless of whether the Company is the surviving corporation, or a proposed statutory share exchange with any other entity (the actual effective date of the dissolution, liquidation, sale, merger, consolidation or exchange being herein called an “Event”), the Committee may, but shall not be obligated to, either (i) if the Event is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding options and SARs granted under this Plan by the substitution, in lieu of such options and SARs, of options to purchase or SARs whose value is measured by appropriate voting common stock (the “Survivor’s Stock”) of the corporation surviving any such merger or consolidation (so long as such substitution is effected in a manner that will not be deemed to result in the grant of a new stock right within the meaning of Section 409A) or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor’s Stock which has a Fair Market Value as of the effective date of such merger, consolidation or statutory share exchange equal to the product of (x) the excess of (A) the Event Proceeds per Share (as hereinafter defined) covered by the option or SAR as of such effective date over (B) the exercise price per Share of the Shares subject to such option or SAR, times (y) the number of Shares covered by such option or SAR, or (ii) declare, at least twenty days prior to the Event, and provide written notice to each participant of the declaration, that each outstanding option and SAR, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event). In connection with any declaration pursuant to clause (ii) of the preceding sentence, the Committee may, but shall not be obligated to, cause payment to be made, within twenty days after the Event, in exchange for each cancelled option or SAR to each holder of an option or SAR that is cancelled, of cash equal to the amount (if any), for each Share covered by the canceled option or SAR, by which the Event Proceeds per Share (as hereinafter defined) exceeds the exercise price per Share covered by such option or SAR. At the time of any declaration pursuant to clause (ii) of the first sentence of this section 13, each option or SAR that has not previously expired pursuant to subparagraph 5(d)(i) or 5(d)(ii) of this Plan or been cancelled pursuant to paragraph 12(c) of this Plan shall immediately become exercisable in full and each holder of an option or SAR shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option or SAR as to all or any part of the Shares covered thereby. In the event of a declaration pursuant to clause (ii) of the first sentence of this paragraph 13, each outstanding option or SAR granted pursuant to this Plan that shall not have been exercised prior to the Event shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this section 13. Notwithstanding the foregoing, no person holding an option or SAR shall be entitled to the payment provided in this section 13 if such option or SAR shall have expired pursuant to subparagraph 5(d)(i) or 5(d)(ii) of this Plan or been cancelled pursuant to paragraph 12(c) of this Plan. For purposes of this section 13, “Event Proceeds per Share” shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Event.

14.  Adjustments.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) shall, without the consent of any holder of an award, make such adjustments as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under this Plan, the sublimits on individual awards and certain forms of awards specified in paragraph 5(a) and section 6, and, in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities subject to stock awards or issuable upon exercise of outstanding options and SARs and the exercise price thereof. No adjustment pursuant to this section to an award shall be made in a manner that would be deemed to result in the grant of a new stock right within the meaning of Section 409A.

15.  Substitute Awards.  Options or SARs may be granted under this Plan from time to time in substitution for stock options or SARs held by employees of other corporations who are about to become employees of the Company, or any parent or subsidiary thereof, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options or SARs so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options or SARs in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be permitted which affects the status of any such substitute option as an incentive stock option.

16.  Compliance With Legal Requirements.

(a) General.  No Shares distributable under this Plan shall be issued and delivered unless the issuance of such Shares complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, and the Exchange Act.

(b) Rule 16b-3.  With respect to Section 16 Individuals, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

17.  Governing Law.  To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, and construed accordingly.

18.  Amendment and Discontinuance of Plan.  The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment to this Plan shall, without the consent of the holder of an award, have a material adverse impact on the rights of such holder under any award previously granted under this Plan. To the extent necessary to comply with applicable laws, regulations or stock exchange rules, any such amendments will be submitted to the shareholders of the Company for their approval. No amendment to the Plan or any award agreement issued under the Plan that is necessary to comply with applicable laws or to avoid characterization of any award under the Plan as a deferral of compensation under Section 409A of the Code will be considered to have a material adverse impact on the rights of any holder of an award.

19.  Term.

(a) Effective Date.  This Plan shall be effective as of November 19, 1996, provided that this Plan is approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company no later than March 31, 1997. Awards may be granted hereunder prior to such shareholder approval, but such awards shall be subject to such shareholder approval. If this Plan is not so approved by such holders, any awards granted under this Plan subject to such approval shall be null and void.

(b) Termination.  This Plan shall remain in effect until all Shares subject to it are distributed or this Plan is terminated under section 18 above. No award of an incentive stock option shall be made under this Plan after December 1, 2014 (or such other limit as may be required by the Code) if such limitation is necessary to qualify the option as an incentive stock option.

HUTCHINSON TECHNOLOGY INCORPORATED
ANNUAL MEETING OF SHAREHOLDERS
January 30, 2008
10:00 a.m. (Central Time)
40 West Highland Park Drive NE
Hutchinson, Minnesota 55350

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to Be Held on January 30, 2008.
The Proxy Statement and Annual Report to Security Holders are available at:
www.htch.com/proxymaterials
The following proxy materials and information are available for you to review online at:
www.htch.com/proxymaterials
•	the Company’s Notice of Annual Meeting and Proxy Statement;

•	the Company’s Annual Report for the fiscal year ended September 30, 2007;

•	the form of Proxy; and

•	directions to the Annual Meeting.

Hutchinson Technology Incorporated 40	proxy
West Highland Park Drive NE
Hutchinson, Minnesota 55350

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 30, 2008.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
By signing the proxy, you revoke all prior proxies and appoint Jeffrey W. Green, Wayne M. Fortun and W. Thomas Brunberg, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
(Continued on other side)

COMPANY #
There are three ways to vote your Proxy
Your Internet or telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY INTERNET — http://www.eproxy.com/htch/ — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (CT) on January 29, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (CT) on January 29, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Hutchinson Technology Incorporated, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
You may change your vote or revoke your proxy at any time before the Annual Meeting by filing with an officer of the Company either a notice of revocation or a duly executed proxy bearing a later date. If you have voted via the Internet or by telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions. If you attend the Annual Meeting in person, you may revoke your proxy and vote in person at that time if you do desire.
If you vote by Internet or Phone, please do not mail your Proxy Card
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 W. Thomas Brunberg	05 Russell Huffer	☐	Vote FOR	☐	Vote WITHHELD
		02 Archibald Cox, Jr.	06 William T. Monahan		all nominees		from all nominees
		03 Wayne M. Fortun	07 Richard B. Solum		(except as marked)
		04 Jeffrey W. Green	08 Thomas R. VerHage

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of an amendment and restatement of the 1996 Incentive Plan.	☐	For	☐	Against	☐	Abstain

3.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the 2008 fiscal year.	☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

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